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                                                                      APPENDIX A

                              AMENDED AND RESTATED

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                            INTER SCAN HOLDING LTD.,
                                   PORTESCAP

                                      AND

                              API PORTESCAP INC.,
                       AMERICAN PRECISION INDUSTRIES INC.

                               DATED JULY 3, 1997
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                               TABLE OF CONTENTS

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RECITALS................................................................................     1
AMENDMENT AND RESTATEMENT OF INITIAL AGREEMENT..........................................     1
TERMS OF THIS AGREEMENT.................................................................     1
ARTICLE I.  Purchase and Sale of the Shares.............................................     1
   1.1    Purchase Price................................................................     1
   1.2    Payment of the Purchase Price.................................................     1
          (a)   Delivery of Preferred Stock, Exchangeable Promissory Note and Cash......     1
          (b)   Exchange Rate for Calculation of Shares of Preferred Stock and Principal
                  Amount of Note........................................................     2
ARTICLE II.  Representations and Warranties.............................................     2
   2.1    Representations and Warranties of Inter Scan..................................     2
          (a)   Corporate Standing and Authority; Binding Agreement.....................     2
          (b)   Capitalization of the Company...........................................     2
          (c)   Title to Stock..........................................................     3
          (d)   Directors and Officers..................................................     3
          (e)   Absence of Conflicting Agreements or Required Consents..................     3
          (f)   Financial Statements....................................................     3
          (g)   Securities Law Compliance...............................................     3
          (h)   Lack of Knowledge of Misrepresentations.................................     4
          (i)   Truth of Representations................................................     4
   2.2    Representations and Warranties of the Company.................................     4
          (a)   Subsidiaries' Corporate Standing and Authority; Binding Agreement.......     4
          (b)   Title to Subsidiaries' Stock............................................     4
          (c)   Corporate Records.......................................................     4
          (d)   Liabilities.............................................................     4
          (e)   Taxes...................................................................     4
          (f)   Inventories.............................................................     5
          (g)   Non-Infringement of Patents, Trademarks and Other Intellectual
                  Property..............................................................     5
          (h)   Operations and Use of Properties........................................     5
          (i)   Licenses................................................................     6
          (j)   Insurance...............................................................     6
          (k)   Environmental Matters...................................................     6
          (l)   Receivables.............................................................     7
          (m)   Employees and Labor Laws................................................     7
          (n)   Product Labeling and Product Liability..................................     7
          (o)   Validity and Existence of Agreements....................................     7
          (p)   Employee Benefit Plans..................................................     8
          (q)   Company Employee Benefit Plans..........................................     8
          (r)   Related Entities........................................................    10
          (s)   Multiemployer Plans.....................................................    11
          (t)   Capitalized Leases......................................................    11
          (u)   Guaranties..............................................................    11
          (v)   Litigation..............................................................    11
          (w)   Management Personnel....................................................    11
          (x)   Absence of Changes......................................................    11
          (y)   Delivery of Exhibits....................................................    12
          (z)   No Side Agreements......................................................    12
          (aa)  Customers...............................................................    12
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          (bb)  Suppliers...............................................................    12
          (cc)  Title to Assets.........................................................    12
          (dd)  Machinery and Equipment.................................................    12
          (ee)  Truth of Representations................................................    12
   2.3    Representations and Warranties of API Portescap...............................    12
          (a)   Corporate Standing and Authority........................................    12
          (b)   Capitalization of API...................................................    13
          (c)   Directors and Officers..................................................    13
          (d)   Absence of Conflicting Agreements or Required Consents..................    13
          (e)   Financial Statements....................................................    13
          (f)   API Subsidiaries' Corporate Standing and Authority; Binding Agreement...    13
          (g)   Title to API Subsidiaries' Stock........................................    14
          (h)   Corporate Records.......................................................    14
          (i)   Liabilities.............................................................    14
          (j)   Taxes...................................................................    14
          (k)   Inventories.............................................................    14
          (l)   Non-Infringement of Patents, Trademarks and Other Intellectual
                  Property..............................................................    14
          (m)   Operations and Use of Properties........................................    15
          (n)   Licenses................................................................    15
          (o)   Insurance...............................................................    15
          (p)   Environmental Matters...................................................    15
          (q)   Receivables.............................................................    16
          (r)   Employees and Labor Laws................................................    16
          (s)   Product Labeling and Product Liability..................................    16
          (t)   Validity and Existence of Agreements....................................    16
          (u)   Employee Benefit Plans..................................................    17
          (v)   Related Entities........................................................    19
          (w)   Multiemployer Plans.....................................................    20
          (x)   Capitalized Leases......................................................    20
          (y)   Guaranties..............................................................    20
          (z)   Litigation..............................................................    20
          (aa)  Management Personnel....................................................    20
          (bb)  Absence of Changes......................................................    20
          (cc)  Delivery of Exhibits....................................................    21
          (dd)  No Side Agreements......................................................    21
          (ee)  Customers...............................................................    21
          (ff)  Suppliers...............................................................    21
          (gg)  Title to Assets.........................................................    21
          (hh)  Machinery and Equipment.................................................    21
          (ii)  Truth of Representations................................................    21
          (jj)  Securities Law Compliance...............................................    21
ARTICLE III.  Certain Covenants of Inter Scan, the Company and Subsidiaries.............    22
   3.1    Negative Covenants of Inter Scan, the Company and Subsidiaries................    22
   3.2    Affirmative Covenants of Inter Scan, the Company and Subsidiaries.............    23
ARTICLE IV.  Covenants of API...........................................................    23
   4.1    Affirmative Covenants of API..................................................    23
   4.2    Additional Covenants of API...................................................    24
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ARTICLE V.  Closing.....................................................................    24
   5.1    Conditions to Inter Scan's Obligation to Close................................    24
          (a)   Representations, Warranties and Covenants...............................    24
          (b)   No Litigation...........................................................    25
          (c)   Purchase Price and Payment of Debt to Affiliates........................    25
          (d)   Shareholder and Registration Agreements.................................    25
          (e)   Appointment of Inter Scan's Representative to API's Board...............    25
   5.2    Conditions to API Portescap's Obligation to Close.............................    25
          (a)   Representations, Warranties and Covenants...............................    25
          (b)   No Litigation...........................................................    25
          (c)   Conveyances.............................................................    25
          (d)   Resignations and Releases...............................................    25
          (e)   Shareholder and Registration Agreements.................................    25
   5.3    Time and Place................................................................    25
   5.4    Best Efforts to Satisfy Conditions............................................    26
   5.5    Waiver of Conditions..........................................................    26
   5.6    Termination of Agreement......................................................    26
   5.7    Procedure Upon Termination....................................................    26
ARTICLE VI.  Actions after the Closing..................................................    27
   6.1    Further Assurances............................................................    27
   6.2    HSR Act.......................................................................    27
ARTICLE VII.  Non-Competition Agreements................................................    27
   7.1    Non-Competition...............................................................    27
ARTICLE VIII.  Taxes....................................................................    28
   8.1    Liability for Taxes...........................................................    28
          (a)   Taxable Periods Ending on or before the Closing Date....................    28
          (b)   Taxable Periods Commencing on or after the Closing Date.................    28
          (c)   Definition of "Taxes."..................................................    28
   8.2    Refunds or Credits............................................................    28
   8.3    Contests......................................................................    29
   8.4    Mutual Cooperation............................................................    30
   8.5    Covenants and Agreements......................................................    30
          (a)   Company's Obligation to File Returns....................................    30
          (b)   API's Obligation to File Returns........................................    30
   8.6    Tax Sharing Agreement.........................................................    30
ARTICLE IX.  Indemnification............................................................    30
   9.1    Expiration of Representations and Warranties..................................    30
   9.2    Indemnification by Inter Scan.................................................    31
   9.3    Indemnification by API Portescap..............................................    31
   9.4    Claims........................................................................    31
   9.5    Limitations on Indemnification................................................    31
ARTICLE X.  Management of the Company and Subsidiaries..................................    32
  10.1    Appointment of API as Manager.................................................    32
  10.2    Major Decisions...............................................................    33
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ARTICLE XI.  Miscellaneous..............................................................    33
  11.1    Expenses......................................................................    33
  11.2    Execution in Counterparts.....................................................    33
  11.3    Notices.......................................................................    34
  11.4    Severability..................................................................    34
  11.5    Titles and Headings...........................................................    34
  11.6    Successors and Assigns; No Third Party Beneficiaries..........................    34
  11.7    Incorporation of Exhibits.....................................................    35
  11.8    Brokers and Finders...........................................................    35
  11.9    Entire Agreement; Waivers and Amendments......................................    35
  11.10   Announcements.................................................................    35
  11.11   Construction..................................................................    35
  11.12   Governing Law.................................................................    35
  11.13   References....................................................................    35
Signatures..............................................................................    36
API Agreement, Guaranty and Representations and Warranties..............................    36
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                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

     This AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this "Agreement") dated July 3, 1997, is by and among INTER SCAN HOLDING LTD., a Swiss corporation ("Inter Scan"), PORTESCAP, a Swiss corporation (the "Company"), AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation ("API") and API PORTESCAP INC., a New York corporation ("API Portescap").

                                   RECITALS:

     A. Inter Scan is the owner of all of the issued and outstanding capital stock of the Company;

     B. API Portescap is a wholly owned subsidiary of API;

     C. Inter Scan desires to sell to API Portescap, and API Portescap desires to purchase all of the issued and outstanding capital stock of the Company from Inter Scan;

     D. Inter Scan, the Company, API and API Portescap have entered into a Stock Purchase Agreement dated as of April 11, 1997 (the "Initial Agreement") which provides for Inter Scan's sale of all of the issued and outstanding capital stock of the Company to API Portescap; and

     E. Inter Scan, the Company, API and API Portescap desire to amend the Initial Agreement in certain respects and to restate the Initial Agreement, as so amended.

     NOW, THEREFORE, in consideration of the premises and mutual terms, conditions and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Inter Scan, API Portescap, API and the Company hereby agree as follows:

                           AMENDMENT AND RESTATEMENT
                              OF INITIAL AGREEMENT

     Inter Scan, the Company, API and API Portescap hereby amend and restate, as amended, the Initial Agreement in its entirety. The Initial Agreement, as so amended and restated, is hereinafter referred to as this "Agreement." This Agreement, with the Exhibits referred to herein and attached hereto, hereby replaces and supersedes the Initial Agreement, with the Exhibits referred to therein and attached thereto, in its entirety. The Initial Agreement and all Exhibits thereto, as replaced and superseded by this Agreement, is hereby rendered null and void and of no force and effect, and no party to this Agreement shall have any rights or obligations under the Initial Agreement.

                            TERMS OF THIS AGREEMENT

                                   ARTICLE I.

                        PURCHASE AND SALE OF THE SHARES

     1.1 Purchase Price. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined), Inter Scan shall sell, and API Portescap shall purchase all of the Shares (as defined below) free and clear of all liens, claims and encumbrances. As consideration for the Shares, API Portescap shall pay Inter Scan a total consideration of Forty-three million (43,000,000) Swiss francs ("CHF") (the "Purchase Price"), payable in accordance with Section 1.2 below.

     1.2 Payment of the Purchase Price.

          (a) Delivery of Preferred Stock, Exchangeable Promissory Note and Cash. The Purchase Price shall be payable to Inter Scan as follows:

             (i) API or API Portescap shall deliver to Inter Scan on the Closing Date 20,000 shares of API's Series A seven percent (7%) cumulative convertible preferred stock which shall have (A) an aggregate liquidation value of $21,156,250 (U.S. dollars) (calculated in accordance with Section 1.2(b) below), and (B) the other rights and privileges as described on Exhibit 1.2(a)(i) hereto (the "Series A Preferred Stock"), including the right and obligation as set forth in this Agreement to exchange the Series A Preferred Stock for API's Series B seven percent (7%) cumulative convertible preferred stock (the "Series B Preferred Stock") which shall contain the rights and privileges described in Exhibit 1.2(a)(i) hereto;

             (ii) API or API Portescap shall deliver to Inter Scan on the Closing Date an exchangeable promissory note in the principal amount of $5,000,000 (U.S. dollars) which will be exchangeable for shares of API's Series B Preferred Stock, if and when such Series B Preferred Stock is authorized by API's shareholders, and which shall be in the form of
        Exhibit 1.2(a)(ii) hereto (the "Note"); and

             (iii) API or API Portescap shall pay Inter Scan on the Closing Date in Swiss francs the amount of 5,500,000 CHF in immediately available funds by wire transfer to an account which shall be designated by Inter Scan not less than two business days prior to the Closing Date.

          (b) Exchange Rate for Calculation of Shares of Preferred Stock and Principal Amount of Note. The number of shares and liquidation value of Preferred Stock to be delivered pursuant to Section 1.2(a)(i) above and the principal amount of the Note to be delivered pursuant to Section 1.2(a)(ii) above has been calculated based upon an agreed to currency exchange rate of a Swiss franc equal to $.6975 U.S. dollar.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of Inter Scan. Inter Scan represents and warrants to API Portescap that:

          (a) Corporate Standing and Authority; Binding Agreement. Each of Inter Scan and the Company is a corporation duly organized and validly existing under the laws of Switzerland and has full corporate power to own all of its properties and assets and to conduct its business as it is now being conducted. The execution of this Agreement and consummation of the transactions contemplated herein will not violate any provision of the Company's or Inter Scan's Articles of Incorporation or By-laws, and the Company and Inter Scan have obtained all necessary authorization and approval from their respective Boards of Directors and shareholders (if required) for the execution of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a legal, valid and binding agreement of the Company and Inter Scan enforceable against each of them in accordance with its terms, subject to the laws of bankruptcy, insolvency and moratorium and other laws or equitable principles generally affecting creditors' rights. Complete and correct copies of the Articles of Incorporation and By-Laws of the Company and Inter Scan have been made available to API.

          (b) Capitalization of the Company. The capitalization of the Company consists of 57,000 registered shares and 11,000 bearer shares (the "Common Stock"); and Inter Scan owns all of the shares of the Common Stock (the shares of Common Stock owned by Inter Scan are referred to as the "Shares"), which are the only issued and outstanding securities of the Company and all of which are duly authorized, validly issued and outstanding, fully paid and non-assessable. The Company has no other class of stock authorized or outstanding and has not issued any profit sharing certificates. No shares of Common Stock and no profit sharing certificates of the Company have been reserved for any purpose. There are no outstanding securities of the Company that are convertible into shares of Common Stock. Except for API Portescap's rights hereunder, there are no options, warrants, calls, commitments, rights or understandings of any character to purchase or otherwise acquire from the Company or Inter Scan any shares of Common Stock, or any convertible security or other security issued or to be issued by the Company. Except as disclosed in Exhibit 2.1(b) hereto, the Company has no direct or indirect equity interest in and has not made advances to any corporation, association, partnership, joint venture or other entity (each such entity listed on Exhibit 2.1(b) hereinafter referred to as a "Subsidiary" and such

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     entities referred to collectively as "Subsidiaries"). Except for qualifying shares held by directors, no party, other than the Company and the Subsidiaries, has or is entitled to obtain any direct or indirect equity interest in any of the Subsidiaries.

          (c) Title to Stock. Inter Scan has good and marketable title to all of the Shares, free and clear of all liens, claims and encumbrances. Upon consummation of the transactions contemplated hereby, API Portescap will acquire good and marketable title to the Shares, free and clear of all liens, claims and encumbrances.

          (d) Directors and Officers. Attached hereto as Exhibit 2.1(d) is a list of all directors and officers of the Company and each Subsidiary.

          (e) Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance of this Agreement by the Company and Inter Scan do not and will not: (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company, any Subsidiary or Inter Scan or by which any of them is bound or affected, (ii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, lease, license, franchise or other instrument or obligation to which the Company, any Subsidiary or Inter Scan is a party, or (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any person or entity not a party to this Agreement (except for such filings as may be required under the Securities Exchange Act of 1934 and applicable requirements if any, arising under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, collectively the "HSR Act", in connection with any conversion of the Preferred Stock into shares of API common stock).

          (f) Financial Statements. The Company and Inter Scan have furnished API with: (i) the Company's and each Subsidiary's income tax returns for the years ended December 31, 1993, 1994 and 1995; (ii) the Company's consolidated financial statements as at December 31, 1993, 1994, 1995 and 1996, and for the years then ended audited by KPMG Fides Peat (the "Year End Financial Statements"); and (iii) interim balance sheets and statements of profit and loss and supporting schedules of expenses for the twelve month period ended December 31, 1996 and for each elapsed calendar month since December 31, 1996 through the Closing (except that the Company has provided an interim financial statement for the 2 month period of January and February of 1997, rather than a separate statement for each such month) prepared by the Company and each Subsidiary from its books and records (the "Interim Financial Statements") (the Interim Financial Statements and the Year End Financial Statements are collectively referred to as the "Financial Statements"). The Financial Statements have been or will be, as the case may be, prepared in accordance with International Accounting Standards (the "Accounting Principles") consistently applied throughout the periods indicated. The Financial Statements fairly present or will fairly present, as the case may be, the results of the operations of the Company and each Subsidiary and the Company's and each Subsidiary's financial position for the periods indicated except, with respect to the Interim Financial Statements, for non-material changes resulting from normal, non-material year-end adjustments.

          (g) Securities Law Compliance. Inter Scan acknowledges that the Series A and Series B Preferred Stock, the Note and the API common stock issuable upon the conversion of the Series A and Series B Preferred Stock, has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state or foreign securities laws. Inter Scan is acquiring the Series A and Series B Preferred Stock, the Note and the API common stock issuable upon the conversion of the Series A and Series B Preferred Stock, solely for investment, with no present intention to distribute any of such securities to any person. Inter Scan will not sell or otherwise dispose of any of the Series A and Series B Preferred Stock, the Note and the API common stock issuable upon the conversion of the Series A and Series B Preferred Stock, except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder and any other applicable securities laws.

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

          (h) Lack of Knowledge of Misrepresentations. Inter Scan is not aware of any untrue statement of a material fact in the representations and warranties set forth in Section 2.2 below; and it is not aware of any omission to state any material fact necessary to make the statements contained in Section 2.2 not misleading.

          (i) Truth of Representations. On the date of this Agreement and on the date of the Closing, no representation or warranty of Inter Scan in this Agreement, nor any written statement or certificate executed by Inter Scan and furnished or to be furnished to API Portescap or API pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     2.2 Representations and Warranties of the Company. The Company represents and warrants (except that, with respect to the Subsidiaries, such representations and warranties are given to the best of its knowledge) to API Portescap that:

          (a) Subsidiaries' Corporate Standing and Authority; Binding Agreement. Each of the Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction identified on Exhibit 2.2(a) hereto, has full corporate power to own all of its properties and assets and to conduct its business as it is now being conducted. The execution of this Agreement and the consummation of the transactions contemplated herein will not violate any provision of any Subsidiary's Articles of Incorporation or By-Laws. Complete and correct copies of the Articles of Incorporation and By-Laws of each Subsidiary have been made available to API.

          (b) Title to Subsidiaries' Stock. The Company has good and marketable title to all outstanding shares of the capital stock of Portescap International SA, and Portescap International SA has good and marketable title to all of the outstanding shares of the capital stock of the other Subsidiaries, free and clear of all liens, claims and encumbrances.

          (c) Corporate Records. The Company's and each Subsidiary's corporate record books are complete, accurate and up to date with all necessary signatures and set forth all meetings and actions taken by its shareholders and directors. The Company's and each Subsidiary's stock transfer books and stock ledgers are each complete, accurate and up to date with all necessary signatures and set forth all stock and securities issued, transferred or surrendered, together with evidence of any required stock transfer tax information in conformity with all applicable requirements. The Company and each Subsidiary makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the Company's and each Subsidiary's financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management's authorization, and (iv) the recorded accountability of its assets other than property, plant or equipment is compared with existing assets at reasonable intervals.

          (d) Liabilities. There are no liabilities or obligations of the Company or any Subsidiary of any kind, whether accrued, absolute, contingent or otherwise, except (i) as indicated in the Financial Statements, (ii) as disclosed on Exhibit 2.2(d) hereto, (iii) those incurred as the result of API's management of the Company pursuant to
     Article X below or (iv) liabilities or obligations arising since the date of the most recent Financial Statement which (A) were incurred in the ordinary and usual course of the Company's or Subsidiary's business, (B) individually and in the aggregate do not exceed CHF 100,000 and CHF 200,000, respectively and (C) are in types and amounts consistent with the Company's or Subsidiary's past practices and experience.

          (e) Taxes. The Company and each Subsidiary has filed all tax returns and reports which are required by law to be filed and has paid or set up an adequate reserve for the payment of all Taxes (as defined in Section 8.1(c) below) required to be paid in respect of the periods covered by those returns and reports and Taxes which have or may become due pursuant to those returns and reports, and all assessments made and all other accrued Taxes whether or not the returns, reports or payments are yet

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

     due. Exhibit 2.2(e) sets forth the most recent years during the past five years for which income, sales and use, value added, employment and any other material tax returns of the Company and Subsidiaries have been examined by any taxing authority. All filed tax returns and reports of the Company and each Subsidiary are correct and true in all material respects and, except as disclosed in Exhibit 2.2(e), there is no outstanding claimed deficiency with respect to any tax period, no formal or informal notice of a proposed deficiency, no notification of any pending audit of tax returns and reports and no waiver or extension granted to the Company or any Subsidiary with respect to any period of limitations affecting assessment of any Taxes.

          (f) Inventories. The Company's and each Subsidiary's inventory: (i) complies with all applicable laws and regulations (including all applicable laws and regulations of Switzerland, the United States and each of the states of the United States into which any such inventory may be shipped);
     (ii) complies, to the extent U.S. law applies, with all legal requirements applicable to any Hazardous Substance (as hereinafter defined) or any substance which was the subject of a pre-manufacturing notice filed with the United States Environmental Protection Agency under the Toxic Substance Control Act, as amended, 15 U.S.C. secs.2601 et seq., and (iii) does not consist of any damaged or items which the Company considers obsolete (except to the extent that a reserve therefor is included in such party's regularly prepared financial statements). For purposes of this Agreement, "Hazardous Substance" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. secs.9601 et seq., and the regulations adopted pursuant thereto, and shall also include asbestos containing materials, urea formaldehyde foam, petroleum, petroleum products (except cleaning supplies used in the ordinary course of business) and any substance classified as "hazardous" or otherwise regulated for purposes of protecting health or the environment under applicable law, regulation or notice. The inventories reflected in the Financial Statements have been or will be acquired in the ordinary course of business of the Company or Subsidiary, as applicable, in accordance with its normal inventory practices and are or will be stated in accordance with the Accounting Principles consistently applied. None of the Company's or any Subsidiary's inventory is stored or warehoused anywhere other than at the locations identified in Exhibit 2.2(f) hereto.

        (g) Non-Infringement of Patents, Trademarks and Other Intellectual Property. Exhibit 2.2(g) contains a complete and correct list of all of the patents, copyrights, trademarks, trade names, service marks and domain names owned or used by the Company and Subsidiaries (such items, along with any trade secrets, industrial designs and technical know how owned or used by the Company and Subsidiaries, shall hereinafter be referred to collectively as the "Intellectual Property"). Exhibit 2.2(g) also contains a list of the Company's and Subsidiaries' applications and registrations in any governmental office or registry with respect to any Intellectual Property. Except as disclosed in Exhibit 2.2(g), the Intellectual Property is owned by the Company and is free and clear of any license, sublicense, lien, charge or encumbrance. The Intellectual Property owned by the Company and Subsidiaries immediately following the Closing, will constitute all intellectual property rights necessary to conduct the Company's and Subsidiaries' business as it is currently conducted. None of the Intellectual Property has a material defect or been misappropriated from any third party. The Company and each Subsidiary is not infringing upon or otherwise violating any intellectual property rights of any third party, and the Company's and each Subsidiary's continued use of any and all of the Intellectual Property after the Closing in a manner consistent with the Company's and Subsidiaries' past practices shall not result in any such infringement or violation. The Company and each Subsidiary is not in default under any license or sublicense agreement with a third party. Each of the Subsidiaries and the Company does not know of (1) any claim by a third party that the use of the Intellectual Property infringes or violates the intellectual property rights of said third party, (2) any infringement or violation by a third party of the Company's or any Subsidiary's rights in the Intellectual Property or any default by a third party under a license or sublicense agreement with the Company or any Subsidiary or (3) any claim for cancellation on the basis of non-use of any Intellectual Property.

          (h) Operations and Use of Properties. The Company's and each Subsidiary's operations, business and properties, including leased properties, are in conformity in all material respects with all applicable laws, ordinances, regulations or orders (including without limitation zoning, land use and building codes and motor vehicle registration, permitting, inspection and operation). The Company's and each Subsidiary's assets are reasonably sufficient for the conduct of the Company's and such Subsidiary's business as it currently is conducted. The Company and Subsidiaries do not own or lease, directly or indirectly, any real property other than the real property listed on Exhibit 2.2(h). With respect to such real property, there are no (i) buildings of historic interest included therein, (ii) public restrictions on the disposition thereof, (iii) obligations regarding the construction, maintenance or adoption of any highway or conduit or stipulated by public law or (iv) options or rights of pre-emption.

          (i) Licenses. The Company and each Subsidiary has all material licenses, permits, approvals and other governmental authorizations necessary to own all of its properties and assets and carry on its business as now being conducted (collectively, the "Licenses"). Except as disclosed on Exhibit 2.2(i), each License is valid and in full force and effect. The continuation, validity and effectiveness of each License will in no way be affected by the consummation of the transactions contemplated by this Agreement. The Company and each Subsidiary has not breached any material provision of, is not in default under the material terms of, and has not engaged in any activity that would cause revocation or suspension of, any material License and no action or proceeding looking to or contemplating the revocation or suspension of any such License is pending or, to the Company's or Subsidiaries' knowledge, threatened.

          (j) Insurance. The Company and each Subsidiary is covered by valid and currently effective insurance policies issued in favor of the Company or such Subsidiary in amounts which are, in the Company's best judgment after advice from its insurance advisers, appropriate to its situation and operations. The Company and each Subsidiary has been insured for products liability continuously since January 1, 1987, or, with respect to each Subsidiary, the date of formation or acquisition of such Subsidiary, if later.

          (k) Environmental Matters. The Company and each Subsidiary has been, and currently is, in full compliance in all material respects with all applicable laws and regulations relating to Hazardous Substances, Hazardous Waste (as hereinafter defined), air quality and groundwater pollution (collectively, "Environmental Laws") (i) at all property or facilities owned or leased by the Company and Subsidiaries (collectively, the "Company's Facilities") and (ii) in connection with all operations of the Company and Subsidiaries regardless of whether conducted at the Company's Facilities. Except as disclosed on Exhibit 2.2(k), there has not been any disposal, release or threatened release of any Hazardous Substance or Hazardous Waste at any of the Company's Facilities that was not in compliance with applicable Environmental Laws. To its knowledge, no asbestos, urea-formaldehyde foam or other forms of urea formaldehyde have been installed or are included in the furnishing or construction of any building or other improvement at the Company's Facilities that violates any applicable Environmental Law. Each of the Company and Subsidiaries has made no disposal of any Hazardous Waste or Hazardous Substance at any site currently listed pursuant to 42 U.S.C. sec.9605(a)(8)(B) (or pursuant to any similar law or regulation identifying hazardous sites) or, to the best knowledge of the Company and Subsidiaries, any site currently being investigated for such listing pursuant to any such law or regulation. Except as disclosed on Exhibit 2.2(k) hereto, there are no pending or threatened claims with respect to Hazardous Substances or Hazardous Waste relating to any of the Company's Facilities or relating to any operations of the Company or Subsidiaries regardless of whether conducted at the Company's Facilities, and neither the Company nor any Subsidiary knows of any basis for a claim being made against the Company or Subsidiaries with respect to any Hazardous Substance or Hazardous Waste or under any law or regulation for the protection of the environment. For purposes of this Agreement, "Hazardous Waste" shall have the meaning set forth in the Resource Conservation and Recovery Act as amended, 42 U.S.C. secs.9601 et seq., and the regulations adopted pursuant thereto and shall also include polychlorinated biphenals ("PCBs") and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapor and whether alone or in combination with any other substances) capable of causing harm to man or any other living organism supported by the environment, or damaging the environment or public health or welfare, including but not limited to any controlled, special, hazardous, toxic or dangerous waste.

          (l) Receivables. All accounts receivable, notes receivable and other receivables reflected in the Financial Statements (the "Accounts Receivable") of the Company and Subsidiaries have been properly recorded on the Company's and Subsidiaries' books and arose in connection with the sale of goods and services in the ordinary course of business. The reserve established in the Company's fiscal year 1996 audited consolidated balance sheet for doubtful Accounts Receivable was determined in accordance with the Accounting Principles consistently applied.

          (m) Employees and Labor Laws. In the last five years there have been no strikes, lockouts or other material labor disputes or demands for recognition of a union as collective bargaining agent for all or any part of the Company's or Subsidiaries' employees, and each of the Company and Subsidiaries is not a party to any collective bargaining or other labor agreement except for those described in Exhibit 2.2(m). Except as disclosed in Exhibit 2.2(m), each of the Company and Subsidiaries has no written agreements of employment and no oral agreements or understandings with any employee as to any specific period of employment. The Company and each Subsidiary is in compliance in all material respects with all applicable laws and regulations relating to the employment of labor, including provisions relating to wages, fringe benefits, hours, working conditions, occupational safety and health, safety of the premises, collective bargaining, payment of social security and unemployment taxes, civil rights and discrimination in hiring, retention, promotion, pay and other conditions of employment; and the Company and each Subsidiary is not liable for arrears on wages or any tax or penalties for failure to comply with those laws or regulations. There are no oral agreements or understandings with employees except as to current salary or wage rates and no other oral agreements or understandings which will affect the Company's or any Subsidiary's employment practices or operations.

          (n) Product Labeling and Product Liability. The Company and each Subsidiary is in compliance in all material respects with all applicable laws and regulations relating to product labeling, product safety and public health and safety. The Company and each Subsidiary has not received any notice of any claim that any product now or heretofore offered for sale or sold by it or distributed by it in connection with product sales is injurious to the health and safety of any person or is not in conformity with its specifications or not suitable for any purpose or application for which it is offered for sale, sold or distributed.

          (o) Validity and Existence of Agreements. Exhibit 2.2(o) sets forth and briefly describes all the following with respect to the Company and each Subsidiary (collectively referred to as the "Contracts"):

             (1) Each written agreement, contract, arrangement, commitment, understanding or obligation to which any of the Company or Subsidiaries is a party or by which it or its properties is or may be bound (including without limitation quotations by the Company or any Subsidiary to current or potential customers which purport to be binding on the Company or any Subsidiary for a certain time period) which (A) was entered into in the ordinary course of business and (i) involves the payment of consideration or delivery of goods or services by the Company or any Subsidiary with a value in excess of CHF 500,000 or (ii) has a remaining term of more than one year which cannot be terminated by the Company or any Subsidiary without penalty upon one year's (or less) notice and involves the payment of consideration or delivery of goods or services by the Company or any Subsidiary with a value in excess of CHF 200,000 or (B) was entered into out of the ordinary course of business and involves the payment of consideration or delivery of goods or services by the Company or any Subsidiary with a value in excess of CHF 25,000;

             (2) Each instrument (i) evidencing any liability of the Company or any Subsidiary for borrowed money or for the obligations of any third party, (ii) defining the terms on which any other debt of the Company or any Subsidiary has been or may be issued or incurred; or (iii) evidencing any liability of any third party for the obligations of the Company or any Subsidiary.

             (3) All agreements, contracts, arrangements, commitments, understandings or obligations, oral or written, limiting in any respect the freedom of the Company or any Subsidiary or any of its key employees to compete in any line of business or with any person or to do business with any particular customers or class of customers or to carry on business in any geographic area;

             (4) All agreements, contracts, arrangements, commitments, understandings, or obligations, oral or written, relating to the Company or any Subsidiary, its business, operations, prospects, properties, assets or condition (financial or otherwise) in which Inter Scan has any interest, direct or indirect, including a description of any transactions between the Company or any Subsidiary and Inter Scan or any entity in which Inter Scan has any interest; and

             (5) All agreements, contracts, arrangements, commitments, understandings or obligations, oral or written, between the Company or any Subsidiary and Inter Scan not covered in (4) above.

             The Company has delivered or made available to API a true and complete copy of each written Contract, which copies accurately reflect the understanding of the Company with respect to the Contracts. The Company has delivered or made available to API a fair and accurate summary of each oral Contract listed on Exhibit 2.2(o). Each of the Contracts listed on Exhibit 2.2(o) is a valid and binding obligation of the parties thereto in accordance with its respective terms (except with respect to quotations by the Company or any Subsidiary which have not been accepted by the recipient thereof), and the Company or the applicable Subsidiary has performed and complied in all material respects with all the provisions of, and no party is in default or would be in default with the lapse of time or notice under the terms of, any of the Contracts. The execution of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of any of the Contracts and will not result in or create a right of termination, cancellation or adverse modification of any of the Contracts.

          (p) Employee Benefit Plans. Exhibit 2.2(p) lists all employee pension benefit plans, all employee welfare benefit plans, all fringe benefit plans, and all executive compensation, retirement, supplemental retirement, deferred compensation, incentive, bonus, severance, compensation associated with change in control, perquisite, health care, death benefit, medical, disability, life insurance, vacation pay, sick pay or other plans, programs, and arrangements, whether or not government-mandated, to which the Company or any Subsidiary is or has been a party, with respect to which the Company or any Subsidiary has an obligation, that have been or are maintained, contributed to, or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer, or director or that relate to the Company or any Subsidiary, and are in effect or in connection with which any obligation remains on the date of this Agreement or that by their present terms will become effective after the date of this Agreement (such plans, programs, and arrangements to be referred to collectively as "Company Employee Benefit Plans").

          (q) Company Employee Benefit Plans.

             (1) The Company has delivered or made available to API a complete and accurate copy of each Company Employee Benefit Plan document (including all amendments) and a complete and accurate copy of all documents relating to such Company Employee Benefit Plan, including, if applicable: (A) each trust agreement, insurance or annuity contract, investment management agreement, custodial agreement, and other agreement relating to the funding of the Company Employee Benefit Plan, and all amendments to them; (B) the most recent summary plan description and any subsequent summary of material modifications or other material disclosure information furnished to participants; (C) the three most recently prepared or filed annual returns or reports, including all applicable schedules; (D) if the Company Employee Benefit Plan is intended to qualify under or satisfy requirements of the tax law of the relevant jurisdiction, the most recent determination letter or other notice of qualification or approval issued by the relevant government authority, the application submitted for it, any correspondence with the relevant government authority in connection with the determination letter or other notice of qualification or approval, and any pending application for a determination letter or other notice of qualification or approval; (E) the three most recent financial statements; and (F) the three most recent actuarial valuation reports.

             (2) Each Company Employee Benefit Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable laws. For the purposes of Section 2.2(q),
        (r), and (s), the term "law" includes, without limitation, those particular laws to which the following provisions of Section 2.2(q),
        (r), and (s) refer, laws relating to, regulating, or mandating the provision of social welfare, pension, or other benefits for employees, all provisions of the relevant tax law applicable to secure intended tax consequences, securities law, and all regulations and authoritative court and administrative rulings under such laws. All persons who participate in the operation of the Company Employee Benefit Plans and all Company Employee Benefit Plan fiduciaries have always acted in all material respects in accordance with the provisions of all applicable law of the relevant jurisdiction. The Company and the Subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any material default or violation by any party to, any Company Employee Benefit Plan. No legal action, suit, claim, or governmental proceeding or investigation is pending or, to the knowledge of the Company or any Subsidiary threatened or imminent with respect to any Company Employee Benefit Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company or any Subsidiary no fact or event exists that could give rise to any such action, suit, claim, or governmental proceeding or investigation which is meritorious.

             (3) The administrator of each Company Employee Benefit Plan has complied with all applicable laws of the relevant jurisdiction regarding reporting to the relevant government authority and disclosure to participants and beneficiaries. Each summary plan description, summary of material modifications, and other material disclosure information furnished to participants and beneficiaries with respect to each Company Employee Benefit Plan describes the plan accurately and comprehensively in accordance with any applicable requirements of the law of the relevant jurisdiction, and each annual report or return prepared or filed with respect to each such plan, including all schedules and attachments, is correct and accurate as of the date of filing.

             (4) With respect to any Company Employee Benefit Plan that provides pension or retirement or other post-employment compensation ("Pension Plan") and that is intended to qualify under or satisfy applicable requirements of the tax law of the relevant jurisdiction (in the case of any plan covering U.S. employees, section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code")), each such Pension Plan qualifies under or satisfies the applicable requirements of the tax law of the relevant jurisdiction, and any trust through which such Pension Plan is funded is exempt, to the extent intended, from tax; if a determination letter or other notice of qualification or approval would be available from a government authority to indicate that such a plan does qualify under or satisfies the applicable requirements of the tax law of the relevant jurisdiction, the Pension Plan as amended through the date of this Agreement has obtained such a letter or other notice. Nothing has occurred that could adversely affect the qualified or satisfactory or approved status of such Pension Plan or trust under the tax law of the relevant jurisdiction.

             (5) No person has acted or failed to act in connection with any Company Employee Benefit Plan in a manner that would subject the Company or any Subsidiary to direct or indirect liability, by indemnity or otherwise, for a breach of any fiduciary duty.

             (6) Neither the Company nor any Subsidiary has incurred liability for any excise tax arising under section 4971, 4972, 4980, or 4980B of the Code, and no fact or event exists that could give rise to any such liability.

             (7) Neither the Company nor any Subsidiary has incurred liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") (other than liability for premiums to the Pension Benefit Guaranty Corporation ("PBGC") arising in the ordinary course), and, to the knowledge of the Company and each Subsidiary, no fact or event exists that could give rise to such liability. No complete or partial termination has occurred within the past five years with respect to any Pension Plan subject to Title IV of ERISA or that is intended to be qualified under section 401(a) of the Code. No reportable event (within the meaning of section 4043 of ERISA) or event described in section 4063(a) of ERISA has occurred or is expected to occur with respect to any Pension Plan subject to Title IV of ERISA. No proceeding has been instituted by the PBGC to terminate any Pension Plan, nor has any notice of intent to terminate any Pension Plan been filed with the PBGC. All premiums due the PBGC have been paid in full on a timely basis.

             (8) No Pension Plan subject to section 302 of ERISA or section 412 of the Code has had an accumulated funding deficiency (within the meaning of section 302 of ERISA or section 412 of the Code), whether or not waived. No asset of the Company or any Subsidiary is the subject of a lien arising under section 302(f) of ERISA or section 412(n) of the Code. Neither the Company nor any Subsidiary has been required to post security under section 307 of ERISA or section 401(a)(29) of the Code, and no fact or event exists that could give rise to such a lien or requirement to post any such security.

             (9) All contributions, insurance premiums, and payments required to be made with respect to each Company Employee Benefit Plan, whether by the terms of the plan, applicable law of the relevant jurisdiction, or agreement with employees, have been made by their due dates. Each Company Employee Benefit Plan has assets sufficient to satisfy any applicable laws of the relevant jurisdiction regarding the level of funding required in relation to the plan's obligation to pay benefits.

             (10) As to each Pension Plan subject to U.S. law that is a defined benefit plan (as defined in section 3(35) of ERISA) and that is subject to section 302 of ERISA or section 412 of the Code, and as to each other Pension Plan for which the applicable law of the relevant jurisdiction requires an actuarial valuation, the most recent actuarial valuation report accurately reflects the value of the plan assets and liabilities as of the date of such valuation based on the funding method and actuarial assumptions specified in the report, all employee census data furnished to the plan's actuary in connection with such valuation and prior valuations has been accurate and complete in all material respects, and nothing has occurred since the date of such valuation that would have a materially adverse effect on the funding condition of the Pension Plan.

             (11) Except as disclosed on Exhibit 2.2(q), no Company Employee Benefit Plan, and no other commitment or agreement, provides for the payment of separation, severance, or similar benefits to any person solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", however defined, and the consummation of the transaction contemplated by this Agreement will not accelerate the time of payment or vesting of, or increase the amount of, any compensation or benefit due to any current or former employee.

             (12) Except as indicated in the Financial Statements, neither the Company nor any Subsidiary has any liability with respect to any officer, director or employee or former officer, director or employee for post-employment benefits, other than those associated with the Pension Plans, and other than as required by section 4980B of the Code and Part 6 of Title I of ERISA or by applicable law of the relevant jurisdiction.

             (13) There has been no representation made to or communication with any employee that is not in accordance with the existing terms and limitations of the Company Employee Benefit Plans. Neither the Company nor any Subsidiary has made any commitment to modify any, or create any other, Company Employee Benefit Plan.

          (r) Related Entities. To the best of the Company's knowledge, neither the Company nor any Subsidiary is or could become subject to any obligation or liability with respect to a Related Entity Benefit Plan (as defined below), whether under Title IV of ERISA, section 4980B of the Code, the provisions of any applicable law of any relevant jurisdiction, or the terms of any Related Entity Benefit Plan. "Related Entity Benefit Plan" means any employee pension benefit plan, employee welfare benefit plan, fringe benefit plan, or executive compensation, retirement, supplemental retirement, deferred compensation, incentive, bonus, severance, compensation associated with change in control, perquisite, health care, death benefit, medical, disability, life insurance, vacation pay, sick pay or other plan, program, or arrangement, whether or not government-mandated, to which a Related Entity (as defined in the next sentence) is or has been a party, with respect to which a Related Entity has an obligation, or that has been or is maintained, contributed to, or sponsored by a Related Entity for the benefit of any current or former employee, officer, or director, that relates to a Related Entity and is in effect or in connection with which any obligation remains on the date of this Agreement or that by its present terms will become effective after the date of this Agreement. For the purposes of Section 2.2(r) and (s), "Related Entity" means (i) a current or former member of a controlled group including the Company or any Subsidiary (within the meaning of section 414(b) or (c) of the Code), (ii) a current or former member of an affiliated service group including the Company or any Subsidiary (within the meaning of section 414(m) or (o) of the Code), or (iii) any other entity that is or was related, directly or indirectly, by common ownership or control, with the Company or any Subsidiary, provided, however, that the term "Related Entity" does not include the Company or the Subsidiaries.

          (s) Multiemployer Plans. Neither the Company, nor any Subsidiary nor any Related Entity has ever had any obligation to contribute to any multiemployer plan within the meaning of section 4001(a)(3) of ERISA that is subject to Title IV of ERISA with respect to any of its employees. Each of the Company and Subsidiaries is not and could not become subject to any withdrawal liability within the meaning of section 4201 of ERISA with respect to any multiemployer plan. Neither the Company, nor any Subsidiary, nor any Related Entity has ever been a substantial employer within the meaning of section 4001(a)(2) of ERISA with respect to any single-employer plan within the meaning of section 4001(a)(15) of ERISA that is subject to Title IV of ERISA.

          (t) Capitalized Leases. Except as disclosed on Exhibit 2.2(t), the Company and Subsidiaries have no capitalized leases.

          (u) Guaranties. The Company and Subsidiaries are not a party to any guaranty, repurchase agreements or other credit accommodations which accommodate the credit of another person.

          (v) Litigation.  Except as disclosed in Exhibit 2.2(v), there are no
     (i) claims, suits, actions, citations, administrative or arbitration or other proceedings or governmental investigations pending or, to the best knowledge of the Company and Subsidiaries, threatened against the Company or Subsidiaries or to which any of the Company or Subsidiaries is a party or relating to any of the properties, businesses or business practices of the Company or Subsidiaries or the transactions contemplated by this Agreement (including but not limited to proceedings and investigations related to Environmental Laws, civil rights, discrimination in employment and occupational safety and health) or (ii) judgments, orders, writs, injunctions or decrees of any court or administrative agency involving any of the Company or Subsidiaries or affecting its assets or business.

          (w) Management Personnel. To the best of the Company's and Subsidiaries' knowledge, none of the management personnel of the Company and Subsidiaries has been convicted of a criminal act (other than a traffic violation) during the ten-year period immediately preceding the date of this Agreement.

          (x) Absence of Changes. Except for a decline in sales and profits as reflected in the Company's interim financial statements dated March 18, 1997 and covering the time period from January 1, 1997 through February 28, 1997, since December 31, 1996, there has not been (i) any material adverse change in the financial condition, assets, liabilities, business or properties of the Company or Subsidiaries, (ii) any damage to, destruction of or loss of property, whether or not covered by insurance, materially adversely affecting the property or business of the Company or Subsidiaries, (iii) any material changes in compensation or bonus payments or arrangements for any employees of the Company or Subsidiaries, (iv) any sale or transfer of any assets of the Company or Subsidiaries other than in the ordinary course of its business and consistent with past practice, (v) any cancellation or compromise of any debts or claims owed to the Company or Subsidiaries other than in the ordinary course of its business and consistent with past practice, (vi) any transaction not in the ordinary course of the Company's or Subsidiaries business and consistent with past practice, or (vii) any amendment or termination of any contract or agreement which materially adversely affects the assets or business of the Company or Subsidiaries.

          (y) Delivery of Exhibits. All exhibits referred to in Section 2.1 and this Section 2.2 were prepared and delivered pursuant to the Initial Agreement and shall be deemed to have been prepared and delivered pursuant to this Agreement.

          (z) No Side Agreements. Except for this Agreement and the items listed in the exhibits hereto, the Company and Subsidiaries are not a party to any agreement calling for any action by the Company or Subsidiaries outside of the ordinary course of business; no agreement or understanding exists calling for any payment or consideration from a customer or supplier of the Company or Subsidiaries to an officer, director or shareholder of the Company or Subsidiaries respecting any transaction between the Company or Subsidiaries and such supplier or customer; and, except as disclosed in
     Exhibit 2.2(o), no affiliate of the Company or Subsidiaries, directly or through any business concern affiliated with such affiliate, transacts any business with the Company or Subsidiaries except for employment disclosed pursuant to Section 2.2(m) hereof.

          (aa) Customers. Except as set forth in Exhibit 2.2(aa) hereto, no single customer or group of affiliated customers has accounted for more than ten percent of the Company's consolidated gross sales during any of the Company's last two fiscal years.

          (bb) Suppliers. No single supplier or group of affiliated suppliers has supplied the Company or any Subsidiary with products which would account for more than ten percent of the Company's consolidated gross purchases during any of the Company's last two fiscal years.

          (cc) Title to Assets. Except as disclosed on Exhibit 2.2(cc), there are no liens, claims, security interests, mortgages, easements, restrictions, charges or encumbrances affecting any of the Company's or Subsidiaries' assets or the Company's Facilities owned by the Company or a Subsidiary and, at the Closing, each of the Company and Subsidiaries will have good and marketable title to or a valid leasehold interest in its assets and the Company's Facilities.

          (dd) Machinery and Equipment. All of the Company's and Subsidiaries' machinery and equipment is in good operating condition and repair, ordinary wear and tear excepted. The machinery and equipment owned by the Company and each Subsidiary at the Closing will be sufficient for the conduct of the Company's and such Subsidiary's business as now conducted and will constitute all machinery and equipment used by the Company and such Subsidiary in its business as of December 31, 1996, except for items which have been replaced with newer items of equal or greater value.

          (ee) Truth of Representations. On the date of this Agreement and on the date of the Closing, no representation or warranty of the Company in this Agreement, nor any written statement or certificate executed by the Company and furnished or to be furnished to API Portescap or API pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     2.3 Representations and Warranties of API Portescap. API Portescap represents and warrants (except that, with respect to the API Subsidiaries, such representations and warranties are given to the best of its knowledge) to Inter Scan that:

          (a) Corporate Standing and Authority. Each of API and API Portescap is a corporation duly organized and validly existing under the laws of Delaware and New York State, respectively, and has full corporate power and authority to carry on its current business operations and consummate the transactions contemplated by this Agreement. The execution of this Agreement and consummation of the transactions contemplated herein will not violate any provision of API Portescap's or API's Certificate of Incorporation or By-Laws. This Agreement is a legal, valid and binding agreement of API Portescap and API enforceable against API Portescap and API in accordance with its terms, subject to the laws of bankruptcy, insolvency and moratorium and other laws or equitable principles generally affecting creditors' rights. Each of API Portescap and API has obtained all necessary authorization and approval by its Board of Directors for the execution of this Agreement and the consummation of the transactions contemplated hereby, subject to the approval of API's shareholders referred to in
     Section 4.2(a) below. Complete and correct copies of the Certificates of Incorporation and By-Laws of API and API Portescap have been made available to Inter Scan.

          (b) Capitalization of API.  The capitalization of API is set forth on
     Exhibit 2.3(b) hereto. Except as disclosed on Exhibit 2.3(b), (i) API has no other class of stock authorized or outstanding, (ii) no shares of API's capital stock have been reserved for any purpose, (iii) there are no outstanding securities of API that are convertible into shares of API's capital stock and (iv) there are no options, warrants, calls, commitments, rights or understandings of any character to purchase or otherwise acquire from API any shares of API's capital stock, or any convertible security or other security issued or to be issued by API. Except as disclosed in
     Exhibit 2.3(b) hereto and except for equity interests having a fair market value of $5,000 or less, API has no equity interest in and has made no advances to any corporation, association, partnership, joint venture or other entity (each entity listed on Exhibit 2.3(b), with respect to which API owns or controls 51% or more of the equity, hereinafter referred to as an "API Subsidiary", and such entities referred to collectively as "API Subsidiaries"). The shares of Series A and Series B Preferred Stock, upon their issuance to Inter Scan in accordance with the terms hereof, and any shares of API's common stock issued upon the conversion of any such Preferred Stock in accordance with the terms thereof, shall be duly authorized, validly issued and outstanding, fully paid and non-assessable.

          (c) Directors and Officers. Attached hereto as Exhibit 2.3(c) is a list of all directors and officers of API and each API Subsidiary.

          (d) Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance of this Agreement by API Portescap and API do not and will not: (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to API Portescap, any API Subsidiary or API or by which any of them is bound or affected, (ii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, lease, license, franchise or other instrument or obligation to which API Portescap, any API Subsidiary or API is a party (except that certain waivers will be required in connection with certain commercial loan indebtedness owing by API which waivers will be obtained prior to Closing), or (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any person or entity not a party to this Agreement (except for such filings as may be required under the Securities Exchange Act of 1934 and applicable requirements if any, arising under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, collectively the "HSR Act", in connection with any conversion of the Preferred Stock into shares of API common stock).

          (e) Financial Statements. API has furnished or will furnish Inter Scan with: (i) API's income tax returns for the fiscal years ended December 31, 1993, December 30, 1994 and December 29, 1995; (ii) API's consolidated financial statements as at December 31, 1993, December 30, 1994, December 29, 1995 and January 3, 1997 and for the years then ended audited by Price Waterhouse LLP (collectively referred to as the "API Financial Statements"). The API Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods indicated. The API Financial Statements fairly present the consolidated results of the operations of API and the API Subsidiaries and the consolidated financial position of such entities for the periods indicated.

          (f) API Subsidiaries' Corporate Standing and Authority; Binding Agreement. Each of the API Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction identified on
     Exhibit 2.3(f) hereto, has full corporate power to own all of its properties and assets and to conduct its business as it is now being conducted. The execution of this Agreement and consummation of the transactions contemplated herein will not violate any provision of any API Subsidiary's Certificate of Incorporation or By-Laws. Complete and correct copies of the Certificate of Incorporation and ByLaws of each API Subsidiary have been made available to Inter Scan.

          (g) Title to API Subsidiaries' Stock. API has good and marketable title (either directly or through a wholly owned subsidiary) to all outstanding shares of the capital stock of the API Subsidiaries referenced on Exhibit 2.3(b).

          (h) Corporate Records. API's and each API Subsidiary's corporate record books are complete, accurate and up to date with all necessary signatures and set forth all meetings and actions taken by its shareholders and directors. API's and each API Subsidiary's stock transfer books and stock ledgers are each complete, accurate and up to date with all necessary signatures and set forth all stock and securities issued, transferred or surrendered, together with evidence of any required stock transfer tax information in conformity with all applicable requirements. API and each API Subsidiary makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of API's and each API Subsidiary's financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management's authorization, and (iv) the recorded accountability of its assets other than property, plant or equipment is compared with existing assets at reasonable intervals.

          (i) Liabilities. There are no liabilities or obligations of API or any API Subsidiary of any kind, whether accrued, absolute, contingent or otherwise, except (i) as indicated in the API Financial Statements and (ii) liabilities or obligations arising since the date of the most recent Financial Statement which (A) were incurred in the ordinary and usual course of API's or API Subsidiary's business and (B) are in types and amounts consistent with API's or API Subsidiary's past practices and experience.

          (j) Taxes. API and each API Subsidiary has filed all tax returns and reports which are required by law to be filed and has paid or set up an adequate reserve for the payment of all Taxes (as defined in Section 8.1(c) below) required to be paid in respect of the periods covered by those returns and reports and Taxes which have or may become due pursuant to those returns and reports, and all assessments made and all other accrued Taxes whether or not the returns, reports or payments are yet due. Exhibit 2.3(j) sets forth the most recent years during the past five years for which income, sales and use, value added, employment and any other material tax returns of API and API Subsidiaries have been examined by any taxing authority. All filed tax returns and reports of API and each API Subsidiary are correct and true in all material respects and, except as disclosed in
     Exhibit 2.3(j), there is no outstanding claimed deficiency with respect to any tax period, no formal or informal notice of a proposed deficiency, no notification of any pending audit of tax returns and reports and no waiver or extension granted to API or any API Subsidiary with respect to any period of limitations affecting assessment of any Taxes.

          (k) Inventories. API's and each API Subsidiary's inventory: (i) complies with all applicable laws and regulations (including all applicable laws and regulations of the United States and each of the states of the United States into which any such inventory may be shipped); (ii) complies with all legal requirements applicable to any Hazardous Substance or any substance which was the subject of a pre-manufacturing notice filed with the United States Environmental Protection Agency under the Toxic Substance Control Act, as amended, 15 U.S.C. secs.2601 et seq., and (iii) does not consist of any damaged or obsolete items which API considers obsolete (except to the extent that a reserve therefor is included in such party's regularly prepared financial statements). The inventories reflected in such financial statements have been or will be acquired in the ordinary course of business of API or an API Subsidiary, as applicable, in accordance with its normal inventory practices and are or will be stated in accordance with U.S. generally accepted accounting principles consistently applied.

          (l) Non-Infringement of Patents, Trademarks and Other Intellectual Property. Exhibit 2.3(l) contains a complete and correct list of all of the patents, copyrights, trademarks, trade names, service marks and domain names owned or used by API and the API Subsidiaries (such items, along with any trade secrets, industrial designs and technical know-how owned or used by API and the API Subsidiaries, is hereinafter referred to collectively as the "API Intellectual Property"). Exhibit 2.3(l) also contains a list of API's and the API Subsidiaries' applications and registrations in any governmental office or registry with respect to any API Intellectual Property. Except as disclosed in Exhibit 2.3(l), the API

     Intellectual Property is owned by API and is free and clear of any license, sublicense, lien, charge or encumbrance. The API Intellectual Property owned by API and the API Subsidiaries immediately following the Closing, will constitute all intellectual property rights necessary to conduct API's and the API Subsidiaries' business as it is currently conducted. None of the API Intellectual Property has a material defect or been misappropriated from any third party. API and each API Subsidiary is not infringing upon or otherwise violating any intellectual property rights of any third party, and API's and each API Subsidiary's continued use of any and all of the API Intellectual Property after the Closing in a manner consistent with API's and each API Subsidiary's past practices shall not result in any such infringement or violation. API and each API Subsidiary is not in default under any license or sublicense agreement with a third party. Each of API and the API Subsidiaries does not know of (1) any claim by a third party that the use of the API Intellectual Property infringes or violates the intellectual property rights of said third party, (2) any infringement or violation by a third party of API's and each API Subsidiary's rights in the API Intellectual Property or any default by a third party under a license or sublicense agreement with API or (3) any claim for cancellation on the basis of non-use of any API Intellectual Property.

          (m) Operations and Use of Properties. API's and each API Subsidiary's operations, business and properties, including leased properties, are in conformity in all material respects with all applicable laws, ordinances, regulations or orders (including without limitation zoning, land use and building codes and motor vehicle registration, permitting, inspection and operation). API's and each API Subsidiary's assets are reasonably sufficient for the conduct of API's and such API Subsidiary's business as it currently is conducted. API and the API Subsidiaries do not own or lease, directly or indirectly, any real property other than the real property listed on Exhibit 2.3(m). With respect to such real property, there are no (i) buildings of historic interest included therein, (ii) public restrictions on the disposition thereof, (iii) obligations regarding the construction, maintenance or adoption of any highway or conduit or stipulated by public law or (iv) options or rights of pre-emption.

          (n) Licenses. API and each API Subsidiary has all material licenses, permits, approvals and other governmental authorizations necessary to own all of its properties and assets and carry on its business as now being conducted (collectively, the "API Licenses"). Except as disclosed on
     Exhibit 2.3(n), each API License is valid and in full force and effect. The continuation, validity and effectiveness of each API License will in no way be affected by the consummation of the transactions contemplated by this Agreement. API and each API Subsidiary has not breached any material provision of, is not in default under the material terms of, and has not engaged in any activity that would cause revocation or suspension of, any material API License and no action or proceeding looking to or contemplating the revocation or suspension of any such API License is pending or, to API's or API Subsidiaries' knowledge, threatened.

          (o) Insurance. API and each API Subsidiary is covered by valid and currently effective insurance policies issued in favor of the API or such API Subsidiary in amounts which are, in the API's best judgment after advice from its insurance advisers, appropriate to its situation and operations. API and each API Subsidiary has been insured for products liability continuously since January 1, 1987, or, with respect to each API Subsidiary, the date of formation or acquisition of such API Subsidiary, if later.

          (p) Environmental Matters. API and each API Subsidiary has been, and currently is, in full compliance in all material respects with all applicable Environmental Laws (i) at all property or facilities owned or leased by API and the API Subsidiaries (collectively, "API's Facilities") and (ii) in connection with all operations of API and the API Subsidiaries regardless of whether conducted at API's Facilities. There has not been any disposal, release or threatened release of any Hazardous Substance or Hazardous Waste at any of the API's Facilities that was not in compliance with Environmental Laws. To its knowledge, no asbestos, urea-formaldehyde foam or other forms of urea formaldehyde have been installed or are included in the furnishing or construction of any building or other improvement at API's Facilities that violates applicable Environmental Laws. Each of API and the API Subsidiaries has made no disposal of any Hazardous Waste or Hazardous Substance at any site currently listed pursuant to 42 U.S.C. sec.9605(a)(8)(B) (or pursuant to any similar law or regulation identifying hazardous sites) or, to the best knowledge of the API Subsidiaries, any site currently being investigated for such listing pursuant to any such law or regulation. There are no pending or threatened claims with respect to Hazardous Substances or Hazardous Waste relating to any of the API's Facilities or relating to any operations of API or the API Subsidiaries regardless of whether conducted at the API's Facilities, and no API Subsidiary knows of any basis for a claim being made against API or the API Subsidiaries with respect to any Hazardous Substance or Hazardous Waste or under any law or regulation for the protection of the environment.

          (q) Receivables. All accounts receivable, notes receivable and other receivables reflected in the API Financial Statements (the "API Accounts Receivable") of API and the API Subsidiaries have been properly recorded on API's and the API Subsidiaries' books and arose in connection with the sale of goods and services in the ordinary course of business. The reserve which will be established in the audited consolidated balance sheet of API for fiscal year 1996 for doubtful API Accounts Receivable will be determined in accordance with U.S. generally accepted accounting principles consistently applied.

          (r) Employees and Labor Laws. In last five years, there have been no strikes, lockouts or other material labor disputes or demands for recognition of a union as collective bargaining agent for all or any part of API's or the API Subsidiaries' employees, and each of API and the API Subsidiaries is not a party to any collective bargaining or other labor agreement except for those described in Exhibit 2.3(r). Except as disclosed in Exhibit 2.3(r), each of API and the API Subsidiaries has no written agreements of employment and no oral agreements or understandings with any employee as to any specific period of employment. API and each API Subsidiary is in compliance in all material respects with all applicable laws and regulations relating to the employment of labor, including provisions relating to wages, fringe benefits, hours, working conditions, occupational safety and health, safety of the premises, collective bargaining, payment of social security and unemployment taxes, civil rights and discrimination in hiring, retention, promotion, pay and other conditions of employment; and API and each API Subsidiary is not liable for arrears on wages or any tax or penalties for failure to comply with those laws or regulations. There are no oral agreements or understandings with employees except as to current salary or wage rates and no other oral agreements or understandings which will affect API's or any API Subsidiary's employment practices or operations.

          (s) Product Labeling and Product Liability. API and each API Subsidiary is in compliance in all material respects with all applicable laws and regulations relating to product labeling, product safety and public health and safety. Except as disclosed in Exhibit 2.3(s), API and each API Subsidiary has not received any notice of any claim that any product now or heretofore offered for sale or sold by it or distributed by it in connection with product sales is injurious to the health and safety of any person or is not in conformity with its specifications or not suitable for any purpose or application for which it is offered for sale, sold or distributed.

          (t) Validity and Existence of Agreements. Exhibit 2.3(t) sets forth and briefly describes all the following with respect to API and each API Subsidiary (collectively referred to as the "API Contracts"):

             (1) Each written agreement, contract, arrangement, commitment, understanding or obligation to which any of API or the API Subsidiaries is a party or by which it or its properties is or may be bound (including without limitation quotations by API or API Subsidiary to current or potential customers which purport to be binding on API or any API Subsidiary for a certain time period) which (A) was entered into in the ordinary course of business and (i) involves the payment of consideration or delivery of goods or services by API or any API Subsidiary with a value in excess of $1,000,000 or (ii) has a remaining term of more than one year which cannot be terminated by API or any API Subsidiary without penalty upon one year's (or less) notice and involves the payment of consideration or delivery of goods or services by API or any API Subsidiary with a value in excess of $400,000 or (B) was entered into out of the ordinary course of business and involves the payment of consideration or delivery of goods or services by API or any API Subsidiary with a value in excess of $50,000;

             (2) Each instrument (i) evidencing any liability of API or any API Subsidiary for borrowed money or for the obligations of any third party,
        (ii) defining the terms on which any other debt of API or any API Subsidiary has been or may be issued or incurred; or (iii) evidencing any liability of any third party for the obligations of API or any API Subsidiary.

             (3) All agreements, contracts, arrangements, commitments, understandings or obligations, oral or written, limiting in any respect the freedom of API or any API Subsidiary or any of its key employees to compete in any line of business or with any person or to do business with any particular customers or class of customers or to carry on business in any geographic area;

             (4) All agreements, contracts, arrangements, commitments, understandings, or obligations, oral or written, relating to API or any API Subsidiary, its business, operations, prospects, properties, assets or condition (financial or otherwise) in which API has any interest, direct or indirect, including a description of any transactions between any API Subsidiary and API or any entity in which API has any interest; and

             (5) All agreements, contracts, arrangements, commitments, understandings or obligations, oral or written, between API or any API Subsidiary and not covered in (4) above.

             API has delivered or made available to Inter Scan a true and complete copy of each written API Contract, which copies accurately reflect the understanding of API with respect to the API Contracts. API has delivered or made available to Inter Scan a fair and accurate summary of each oral API Contract listed on Exhibit 2.3(t). Each of the API Contracts listed on Exhibit 2.3(t) is a valid and binding obligation of the parties thereto in accordance with its respective terms (except with respect to quotations by API or any API Subsidiary which have not been accepted by the recipient thereof), and API or the applicable API Subsidiary has performed and complied in all material respects with all the provisions of, and no party is in default or would be in default with the lapse of time or notice under the terms of, any of the API Contracts. The execution of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of any of the API Contracts and will not result in or create a right of termination, cancellation or adverse modification of any of the API Contracts.

          (u) Employee Benefit Plans.

             (1) Exhibit 2.3(u) lists all employee pension benefit plans, all employee welfare benefit plans , all fringe benefit plans, and all executive compensation, retirement, supplemental retirement, deferred compensation, incentive, bonus, severance, compensation associated with change in control, perquisite, health care, death benefit, medical, disability, life insurance, vacation pay, sick pay or other plans, programs, and arrangements, whether or not government-mandated, to which API or any API Subsidiary is or has been a party, with respect to which API or any API Subsidiary has an obligation, that have been or are maintained, contributed to, or sponsored by API or any API Subsidiary for the benefit of any current or former employee, officer, or director or that relate to API or any API Subsidiary, and are in effect or in connection with which any obligation remains on the date of this Agreement or that by their present terms will become effective after the date of this Agreement (such plans, programs, and arrangements to be referred to collectively as "API Employee Benefit Plans").

             (2) API has delivered or made available to Inter Scan a complete and accurate copy of each API Employee Benefit Plan document (including all amendments) and a complete and accurate copy of all documents relating to such API Employee Benefit Plan, including, if applicable:
        (A) each trust agreement, insurance or annuity contract, investment management agreement, custodial agreement, and other agreement relating to the funding of the API Employee Benefit Plan, and all amendments to them; (B) the most recent summary plan description and any subsequent summary of material modifications or other material disclosure information furnished to participants; (C) the three most recently prepared or filed annual returns or reports, including all applicable schedules; (D) if the API Employee Benefit Plan is intended to qualify under or satisfy requirements of the tax law of the relevant jurisdiction, the most recent determination letter or other notice of qualification or approval issued by the relevant government authority, the application submitted for it, any correspondence with the relevant government authority in connection with the determination letter or other notice of qualification or approval, and any pending application for a determination letter or other notice of qualification or approval; (E) the three most recent financial statements; and (F) the three most recent actuarial valuation reports.

             (3) Each API Employee Benefit Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable laws. For the purposes of Section 2.3(u),
        (v), and (w), the term "law" includes, without limitation, those particular laws to which the following provisions of Section 2.3(u),
        (v), and (w) refer, laws relating to, regulating, or mandating the provision of social welfare, pension, or other benefits for employees, all provisions of the relevant tax law applicable to secure intended tax consequences, securities law, and all regulations and authoritative court and administrative rulings under such laws. All persons who participate in the operation of the API Employee Benefit Plans and all API Employee Benefit Plan fiduciaries have always acted in all material respects in accordance with the provisions of all applicable law of the relevant jurisdiction. API and the API Subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any material default or violation by any party to, any API Employee Benefit Plan. No legal action, suit, claim, or governmental proceeding or investigation is pending or, to the knowledge of API or any API Subsidiary, threatened or imminent with respect to any API Employee Benefit Plan (other than claims for benefits in the ordinary course) and, to the knowledge of API or any API Subsidiary, no fact or event exists that could give rise to any such action, suit, claim, or governmental proceeding or investigation which is meritorious.

             (4) The administrator of each API Employee Benefit Plan has complied with all applicable laws of the relevant jurisdiction regarding reporting to the relevant government authority and disclosure to participants and beneficiaries. Each summary plan description, summary of material modifications, and other material disclosure information furnished to participants and beneficiaries with respect to each API Employee Benefit Plan describes the plan accurately and comprehensively in accordance with any applicable requirements of the law of the relevant jurisdiction, and each annual report or return prepared or filed with respect to each such plan, including all schedules and attachments, is correct and accurate as of the date of filing.

             (5) With respect to any API Employee Benefit Plan that provides pension or retirement or other post-employment compensation ("Pension Plan") and that is intended to qualify under or satisfy applicable requirements of the tax law of the relevant jurisdiction (in the case of any plan covering U.S. employees, section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code")), each such Pension Plan qualifies under or satisfies the applicable requirements of the tax law of the relevant jurisdiction, and any trust through which such Pension Plan is funded is exempt, to the extent intended, from tax; if a determination letter or other notice of qualification or approval would be available from a government authority to indicate that such a plan does qualify under or satisfies the applicable requirements of the tax law of the relevant jurisdiction, the Pension Plan as amended through the date of this Agreement has obtained such a letter or other notice. Nothing has occurred that could adversely affect the qualified or satisfactory or approved status of such Pension Plan or trust under the tax law of the relevant jurisdiction.

             (6) No person has acted or failed to act in connection with any API Employee Benefit Plan in a manner that would subject API or any API Subsidiary to direct or indirect liability, by indemnity or otherwise, for a breach of any fiduciary duty.

             (7) Neither API nor any API Subsidiary has incurred liability for any excise tax arising under section 4971, 4972, 4980, or 4980B of the Code, and no fact or event exists that could give rise to any such liability.

             (8) Neither API nor any API Subsidiary has incurred liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") (other than liability for premiums to the Pension Benefit Guaranty Corporation ("PBGC") arising in the ordinary course), and, to the knowledge of API and each API Subsidiary, no fact or event exists that could give rise to such liability. No complete or partial termination has occurred within the past five years with respect to any Pension Plan subject to Title IV of ERISA or that is intended to be qualified under section 401(a) of the Code. No reportable event (within the meaning of section 4043 of ERISA) or event described in section 4063(a) of ERISA has occurred or is expected to occur with respect to any Pension Plan subject to Title IV of ERISA. No proceeding has been instituted by the PBGC to terminate any Pension Plan, nor has any notice of intent to terminate any Pension Plan been filed with the PBGC. All premiums due the PBGC have been paid in full on a timely basis.

             (9) No Pension Plan subject to section 302 of ERISA or section 412 of the Code has had an accumulated funding deficiency (within the meaning of section 302 of ERISA or section 412 of the Code), whether or not waived. No asset of API or any API Subsidiary is the subject of a lien arising under section 302(f) of ERISA or section 412(n) of the Code. Neither API nor any API Subsidiary has been required to post security under section 307 of ERISA or section 401(a)(29) of the Code, and no fact or event exists that could give rise to such a lien or requirement to post any such security.

             (10) All contributions, insurance premiums, and payments required to be made with respect to each API Employee Benefit Plan, whether by the terms of the plan, applicable law of the relevant jurisdiction, or agreement with employees, have been made by their due dates. Each API Employee Benefit Plan has assets sufficient to satisfy any applicable laws of the relevant jurisdiction regarding the level of funding required in relation to the plan's obligation to pay benefits.

             (11) As to each Pension Plan subject to U.S. law that is a defined benefit plan (as defined in section 3(35) of ERISA) and that is subject to section 302 of ERISA or section 412 of the Code, and as to each other Pension Plan for which the applicable law of the relevant jurisdiction requires an actuarial valuation, the most recent actuarial valuation report accurately reflects the value of the plan assets and liabilities as of the date of such valuation based on the funding method and actuarial assumptions specified in the report, all employee census data furnished to the plan's actuary in connection with such valuation and prior valuations has been accurate and complete in all material respects, and nothing has occurred since the date of such valuation that would have a materially adverse effect on the funding condition of the Pension Plan.

             (12) Except as disclosed on Exhibit 2.3(u), no API Employee Benefit Plan, and no other commitment or agreement, provides for the payment of separation, severance, or similar benefits to any person solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", however defined, and the consummation of the transaction contemplated by this Agreement will not accelerate the time of payment or vesting of, or increase the amount of, any compensation or benefit due to any current or former employee.

             (13) Except as indicated in the API financial statements or Exhibit 2.3(u), neither API nor any API Subsidiary has any liability with respect to any employee, officer, director or former officer, director or employee for post-employment benefits, other than those associated with the Pension Plans, and other than as required by section 4980B of the Code and Part 6 of Title I of ERISA or by applicable law of the relevant jurisdiction.

             (14) There has been no representation made to or communication with any employee that is not in accordance with the existing terms and limitations of the API Employee Benefit Plans. Neither API nor any API Subsidiary has made any commitment to modify any, or create any other, API Employee Benefit Plan.

          (v) Related Entities. To the best of API Portescap's knowledge, neither API nor any API Subsidiary is or could become subject to any obligation or liability with respect to an API Related Entity Benefit Plan (as defined below), whether under Title IV of ERISA, section 4980B of the Code, the provisions of any applicable law of any relevant jurisdiction, or the terms of any API Related Entity Benefit Plan. "API Related Entity Benefit Plan" means any employee pension benefit plan, employee welfare benefit plan, fringe benefit plan, or executive compensation, retirement, supplemental retirement, deferred compensation, incentive, bonus, severance, compensation associated with change in control, perquisite, health care, death benefit, medical, disability, life insurance, vacation pay, sick pay or other plan, program, or arrangement, whether or not government-mandated, to which an API Related Entity (as defined in the next sentence) is or has been a party, with respect to which an API Related Entity has an obligation, or that has been or is maintained, contributed to, or sponsored by an API Related Entity for the benefit of any current or former employee, officer, or director, that relates to an API Related Entity and is in effect or in connection with which any obligation remains on the date of this Agreement or that by its present terms will become effective after the date of this Agreement. For the purposes of Section 2.3(v) and (w), an "API Related Entity" means (i) a current or former member of a controlled group including API or any API Subsidiary (within the meaning of section 414(b) or (c) of the Code), (ii) a current or former member of an affiliated service group including API or any API Subsidiary (within the meaning of section 414(m) or (o) of the Code), or (iii) any other entity that is or was related, directly or indirectly, by common ownership or control, with API or any API Subsidiary, provided, however, that the term an "API Related Entity" does not include API or the API Subsidiaries.

          (w) Multiemployer Plans. Except as disclosed on Exhibit 2.3(w), (i) neither API, nor any API Subsidiary, nor any API Related Entity has ever had any obligation to contribute to any multiemployer plan within the meaning of section 4001(a)(3) of ERISA that is subject to Title IV of ERISA with respect to any of its employees, (ii) each of API and the API Subsidiaries is not and could not become subject to any withdrawal liability within the meaning of section 4201 of ERISA with respect to any multiemployer plan and (iii) neither API, nor any API Subsidiary, nor any API Related Entity has ever been a substantial employer within the meaning of section 4001(a)(2) of ERISA with respect to any single-employer plan within the meaning of section 4001(a)(15) of ERISA that is subject to Title IV of ERISA.

          (x) Capitalized Leases. Except as disclosed on Exhibit 2.3(x), API and the API Subsidiaries have no capital leases.

          (y) Guaranties. Except as disclosed in Exhibit 2.3(y), API and the API Subsidiaries are not a party to any guaranty, repurchase agreements or other credit accommodations which accommodate the credit of another person.

          (z) Litigation.  Except as disclosed in Exhibit 2.3(z), there are no
     (i) claims, suits, actions, citations, administrative or arbitration or other proceedings or governmental investigations pending or, to the best knowledge of API or the API Subsidiaries threatened against API or API Subsidiaries or to which any of API or API Subsidiaries is a party or relating to any of the properties, businesses or business practices of API or API Subsidiaries or the transactions contemplated by this Agreement (including but not limited to proceedings and investigations related to Environmental Laws, civil rights, discrimination in employment and occupational safety and health) or (ii) judgments, orders, writs, injunctions or decrees of any court or administrative agency involving any of API or API Subsidiaries or affecting its assets or business.

          (aa) Management Personnel. To the best of API's and the API Subsidiaries' knowledge, none of the management personnel of API and the API Subsidiaries has been convicted of a criminal act (other than a traffic violation) during the ten-year period immediately preceding the date of this Agreement.

          (bb) Absence of Changes.  Since January 3, 1997, there has not been
     (i) any material adverse change in the financial condition, assets, liabilities, business or properties of API or the API Subsidiaries, (ii) any damage to, destruction of or loss of property, whether or not covered by insurance, materially adversely affecting the property or business of API or the API Subsidiaries, (iii) any material changes in compensation or bonus payments or arrangements for any employees of API or the API Subsidiaries, (iv) any sale or transfer of any assets of API or the API Subsidiaries other than in the ordinary course of its business and consistent with past practice, (v) any cancellation or compromise of any debts or claims owed to API or the API Subsidiaries other than in the ordinary course of its business and consistent with past practice, (vi) any transaction not in the ordinary course of API's or the API Subsidiaries' business and consistent with past practice, or (vii) any amendment or termination of any contract or agreement which materially adversely affects the assets or business of API or the API Subsidiaries.

          (cc) Delivery of Exhibits.  All exhibits referred to in this Section
     2.3 were prepared and delivered pursuant to the Initial Agreement and shall be deemed to have been prepared and delivered pursuant to this Agreement.

          (dd) No Side Agreements. Except for this Agreement and the items listed in the exhibits hereto, API and the API Subsidiaries are not a party to any agreement calling for any action by API or the API Subsidiaries outside of the ordinary course of business; no agreement or understanding exists calling for any payment or consideration from a customer or supplier of API or the API Subsidiaries to an officer, director or shareholder of API or the API Subsidiaries respecting any transaction between API or the API Subsidiaries and such supplier or customer; and, except as disclosed in
     Exhibit 2.3(t), no affiliate of API or the API Subsidiaries, directly or through any business concern affiliated with such affiliate, transacts any business with API or the API Subsidiaries except for employment disclosed pursuant to Section 2.3(r) hereof.

          (ee) Customers. Except as set forth on Exhibit 2.3(ee) hereto, no single customer or group of affiliated customers has accounted for more than ten percent of API's consolidated gross sales during any of API's last two fiscal years.

          (ff) Suppliers. No single supplier or group of affiliated suppliers has supplied API with products which would account for more than ten percent of API's consolidated gross purchases during any of API's or such API Subsidiary's last two fiscal years.

          (gg) Title to Assets. Except as disclosed on Exhibit 2.3(gg), there are no liens, claims, security interests, mortgages, easements, restrictions, charges or encumbrances affecting any of API or the API Subsidiaries' assets or the API's Facilities owned by API or an API Subsidiary and, at the Closing, each of API and the API Subsidiaries will have good and marketable title to or a valid leasehold interest in its assets and the API's Facilities.

          (hh) Machinery and Equipment. All of API's and the API Subsidiaries' machinery and equipment is in good operating condition and repair, ordinary wear and tear excepted. The machinery and equipment owned by API and each API Subsidiary at the Closing will be sufficient for the conduct of API's and such API Subsidiary's business as now conducted and will constitute all machinery and equipment used by API and such API Subsidiary in its business as of December 31, 1996, except for items which have been replaced with newer items of equal or greater value.

          (ii) Truth of Representations. On the date of this Agreement and on the date of the Closing, no representation or warranty of API Portescap in this Agreement, nor any written statement or certificate executed by API Portescap and furnished or to be furnished to Inter Scan pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

          (jj) Securities Law Compliance. API Portescap acknowledges that none of the Shares have been registered under the Securities Act or under any state or foreign securities laws. API Portescap is purchasing the Shares solely for investment, with no present intention to distribute any of the Shares to any person. API Portescap will not sell or otherwise dispose of any of the Shares except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder and any other applicable securities laws.

                                  ARTICLE III.

         CERTAIN COVENANTS OF INTER SCAN, THE COMPANY AND SUBSIDIARIES

     3.1 Negative Covenants of Inter Scan, the Company and Subsidiaries. Between the date hereof and the date of the Closing, the Company and Subsidiaries will not, and Inter Scan will take all action legally permitted to assure that the Company and Subsidiaries will not, do any of the following without API Portescap's prior written consent:

          (a) Make any change in the compensation, bonuses, or benefits payable to any employee of the Company or any Subsidiary except non-material changes in the compensation of non-supervisory employees;

          (b) Pay or discharge any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether or not due or to become due) other than in the ordinary course of business;

          (c) Enter into any contract or commitment other than in the ordinary course of business;

          (d) Enter into any collective bargaining agreement or create, enter into or amend any Employee Benefit Plan (unless required to do so by any applicable law governing labor management relations or Employee Benefit Plans);

          (e) Create, assume or incur any encumbrance on any of the Company's or any Subsidiary's assets other than in the ordinary course of business;

          (f) Sell, assign, lease, exchange or otherwise transfer or dispose of any of the Company's or any Subsidiary's assets other than in the ordinary course of business;

          (g) Merge or consolidate with or into any other entity or enter into any agreements relating thereto;

          (h) Accelerate the collection of accounts receivable or decelerate the payment of accounts payable;

          (i) Issue any capital stock or profit sharing certificates of the Company or any Subsidiary of any class, any options, warrants, calls, commitments or rights of any character to purchase capital stock or profit sharing certificates of the Company or any Subsidiary, or any securities convertible into shares of capital stock of the Company or any Subsidiary or into options, warrants, calls, commitments or rights of any character to purchase capital stock or profit sharing certificates of the Company or any Subsidiary;

          (j) Declare or pay any dividends in cash or in kind upon any capital stock of the Company or any Subsidiary, return any capital to the shareholders of the Company or any Subsidiary in the form of cash or property other than cash, or pay or make any distribution of cash or property other than cash to the shareholders of the Company or any Subsidiary;

          (k) Guarantee or otherwise accommodate the obligation of any person except as results from the endorsement of negotiable instruments in the ordinary course of business;

          (l) Enter into any agreement or commitment to (i) purchase goods or services in any single transaction having a purchase price exceeding CHF 100,000, (ii) make any capital expenditure in excess of CHF 100,000 or other than in the normal and usual course of the Company's or any Subsidiary's business or (iii) incur any material obligation or liability other than in the normal and usual course of the Company's or any Subsidiary's business;

          (m) Amend the Articles of Incorporation, By-Laws or other corporate documents of the Company or any Subsidiary;

          (n) Incur or guarantee any obligation or liability for borrowed money except for borrowings under existing credit facilities in the ordinary course of business consistent with past practice;

          (o) Cancel any debts owed to it or waive any material claim or right of substantial value, except for compromises of trade debt in the ordinary course of business;

          (p) Make any changes in its accounting methods, principles or practices except as required by changes in the Accounting Principles;

          (q) Pay, discharge or satisfy any claim, liability or obligation, other than liabilities or obligations reflected or reserved against in the Company's or any Subsidiary's accounts or incurred in the ordinary course of business or consistent with past practice;

          (r) Enter into or renew any lease for real property; or

          (s) Take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Sections 2.1 or 2.2 hereof untrue or incorrect.

     3.2 Affirmative Covenants of Inter Scan, the Company and Subsidiaries. Between the date hereof and the date of the Closing, except as otherwise consented to or approved by API Portescap in writing, the Company and Subsidiaries will, and Inter Scan will take such steps as are permitted by law to cause the Company and Subsidiaries to:

          (a) Make available to API and its counsel, accountants and other representatives for examination all corporate and financial books and records of the Company and Subsidiaries, the Company's Facilities, the Company's and Subsidiaries' customers and all other matters reasonably considered by API to be relevant to the business and affairs of the Company and Subsidiaries (such examinations to take place during normal business hours in a manner so as not to interfere with the Company's and Subsidiaries' normal business operations);

          (b) Operate the business of the Company and Subsidiaries substantially as currently operated and only in the usual and ordinary course, and consistent with that operation Inter Scan, the Company and Subsidiaries will use their best efforts to preserve intact the Company's and Subsidiaries' present business organization and goodwill of the Company's and Subsidiaries' employees, customers, suppliers and others having business relations with the Company, Subsidiaries and the Intellectual Property;

          (c) Maintain the Company's and Subsidiaries' books of account, records and files substantially in the same manner as they are maintained as of the date of this Agreement;

          (d) Maintain the Company's and Subsidiaries' assets in customary repair, order and condition, normal wear and tear excepted, replace all items of machinery and equipment at time intervals consistent with past practice and repair or replace, consistent with past practice, any of the Company's and Subsidiaries' assets that may be damaged or destroyed;

          (e) Maintain in force existing policies of insurance or substitute policies providing reasonably comparable insurance coverage in amounts not less than those in effect on the date of this Agreement;

          (f) Pay obligations under all contracts, agreements, leases, commitments, understandings, franchises, licenses or similar arrangements as and when they become due; and

          (g) Take all required corporate action to effectuate the transactions contemplated by this Agreement.

                                  ARTICLE IV.

                                COVENANTS OF API

     4.1 Affirmative Covenants of API. Between the date hereof and the date of the Closing, API will:

          (a) Make available to Inter Scan and its counsel, accountants and other representatives for examination all corporate and financial books and records of API and the API Subsidiaries, API's and the API Subsidiaries' facilities, API's and the API Subsidiaries' customers, and all other matters reasonably considered by Inter Scan to be relevant to the business and affairs of API and the API Subsidiaries (such examinations to take place during normal business hours in a manner so as not to interfere with API's and the API Subsidiaries' normal business operations);

          (b) Take all required action to authorize and issue the Series A Preferred Stock as provided for in Exhibit 1.2(a)(i) and the Note as provided for in Exhibit 1.2(a)(ii), the payment of the 5,500,000 CHF cash portion of the Purchase Price, and the reservation for issuance of all required shares of API's common stock issuable upon the conversion of Series A Preferred Stock which shares of common stock shall be deemed to be fully paid and nonassessable upon such conversion; and

          (c) Exclude as a "triggering event" under any so called "take-over defenses" or "shareholders' rights" plans which may be implemented by API prior to the Closing Date, the acquisition or ownership by Inter Scan of the Preferred Stock or the exercise by Inter Scan of its right to convert the Preferred Stock into shares of API common stock or its ownership of such shares of common stock; and, in the event of the occurrence of a "triggering event", API will treat Inter Scan like its other shareholders (other than any person, shareholder or group whose acquisition of API securities is deemed to be a "triggering event") with respect to the Preferred Stock and the shares of API common stock issuable upon the conversion thereof.

     4.2 Additional Covenants of API. If a Closing occurs under Article V, API will:

          (a) Use its best efforts to accomplish each of the following by April 30, 1998, (i) have its Board of Directors and shareholders adopt an amendment to its certificate of incorporation authorizing 1,250,000 shares of Series B Preferred Stock and increasing the common stock of API by at least 1,000,000 shares, (ii) have that amendment duly filed with the Secretary of State of the State of Delaware, (iii) have its shareholders approve the issuance of all shares of common stock issuable upon the conversion of all shares of Series B Preferred Stock issued to Inter Scan pursuant to this Agreement, and (iv) have its shareholders elect the nominee of Inter Scan, who shall be acceptable to API's Board of Directors, to API's nine-person Board of Directors for a term expiring at the annual meeting of shareholders in 2000.

          (b) Make such payments, conversions, redemptions and exchanges as are provided for in Exhibit 1.2(a)(i), Exhibit 1.2(a)(ii)and Exhibit 5.1(d)(1) without delay and without asserting any claim, defense, counterclaim, set off or the like which API or any of its affiliates may have against Inter Scan to such payments, conversions, redemptions and exchanges;

          (c) Ensure that any API common stock issued upon the conversion of the Series A and Series B Preferred Stock will be duly authorized, validly issued and outstanding, fully paid and non-assessable; and

          (d) Exclude as a "triggering event" under any so called "take-over defenses" or "shareholders' rights" plans which may be implemented by API on or after the Closing Date, the acquisition or ownership by Inter Scan of the Series A and Series B Preferred Stock or the exercise by Inter Scan of its right to convert the Series A and Series B Preferred Stock into shares of API common stock or its ownership of such shares of common stock; and, in the event of the occurrence of a "triggering event", API will treat Inter Scan like its other shareholders (other than any person, shareholder or group whose acquisition of API securities is deemed to be a "triggering event") with respect to the Series A and Series B Preferred Stock and the shares of API common stock issuable upon the conversion thereof.

                                   ARTICLE V.

                                    CLOSING

     5.1 Conditions to Inter Scan's Obligation to Close. The obligations of Inter Scan to Close shall be subject to satisfaction of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of API Portescap set forth in Section 2.3 hereof shall be true and correct as of the date of this Agreement and as of the Closing as though those representations and warranties have been made at and as of that time (except that such representations and warranties may be untrue or incorrect to the extent that such untruths and inaccuracies do not have a material adverse effect on (i) the financial condition, assets, liabilities, or business of API and the API Subsidiaries taken as a whole or (ii) the ability of API to issue the Series A Preferred Stock, the Note and the cash payment of 5,500,000 CHF to Inter Scan in accordance with the terms hereof), and the covenants contained in Section
     4.1 shall have been performed in all material respects.

          (b) No Litigation. There shall not have been instituted or threatened on or before the Closing any action or proceeding to restrict or prohibit the transactions contemplated by this Agreement.

          (c) Purchase Price and Payment of Debt to Affiliates. The considerations required to be paid at the Closing pursuant to Section 1.2 shall have been paid; and at API Portescap's option either (i) the Company shall repay indebtedness owing by it to Societe Privee de Gerance S.A. and to STC Scandinavian Trading Company Interfinans AB which indebtedness shall not exceed 1,750,000 CHF in principal plus interest accrued and unpaid through the Closing Date (the "Debt to Affiliates") or (ii) API Portescap or an affiliate thereof shall purchase the Debt to Affiliates from such creditors for a purchase price equal to the outstanding principal and interest owing thereunder.

          (d) Shareholder and Registration Agreements. API shall have executed and delivered to Inter Scan a Shareholder Agreement (the "Shareholder Agreement") and Registration Agreement (the "Registration Agreement") in the forms annexed hereto as Exhibit 5.1(d)(1) and (2) respectively.

          (e) Appointment of Inter Scan's Representative to API's
     Board. Effective at the Closing, the Board of Directors of API shall appoint to the nine-person Board of Directors of API a nominee selected by Inter Scan, who shall be acceptable to API's Board of Directors, in accordance with Paragraph 2(a) of the Shareholder Agreement. The nominee shall also be appointed to the Nominating Committee of API's Board of Directors.

     5.2 Conditions to API Portescap's Obligation to Close. The obligations of API Portescap to Close shall be subject to satisfaction of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of Inter Scan and the Company set forth in Sections 2.1 and
     2.2 hereof shall be true and correct as of the date of this Agreement and as of the Closing as though those representations and warranties had been made at and as of that time (except that such representations and warranties may be untrue or incorrect to the extent that such untruths and inaccuracies do not have a material adverse effect on (i) the financial condition, assets, liabilities or business of the Company and Subsidiaries taken as a whole or (ii) the ability of Inter Scan to transfer the Shares to API Portescap in accordance with the terms hereof), and the covenants contained in Sections 3.1 and 3.2 hereof shall have been performed in all material respects.

          (b) No Litigation. There shall not have been instituted or threatened any action or proceeding to restrict or prohibit the transactions contemplated by this Agreement.

          (c) Conveyances. Inter Scan shall have delivered to API Portescap the stock certificates for the Shares and instruments reasonably satisfactory in form and substance to API Portescap and its counsel conveying good title to all of the Shares, free and clear of all liens, encumbrances and security interests.

          (d) Resignations and Releases. API Portescap shall have received from each current officer and director of the Company and Subsidiaries listed on
     Exhibit 5.2(d) a letter by which he or she shall resign his or her positions with the Company or Subsidiaries, as applicable, and Inter Scan shall use its best efforts to obtain and, to the extent obtained, shall deliver to API Portescap at Closing a letter from each such party which grants the Company and Subsidiaries a general release. In addition, each such officer and director shall assign to the Company or applicable Subsidiary any shares of the capital stock of such entity held by such party.

          (e) Shareholder and Registration Agreements. Inter Scan shall have executed and delivered to API the Registration Agreement and the Shareholder Agreement.

     5.3 Time and Place. The closing hereunder (the "Closing") shall, unless the parties agree to another date or time, take place at 9:00 a.m. on July 8, 1997, (the "Closing Date") at a place to be agreed upon by the parties.

     5.4 Best Efforts to Satisfy Conditions. Each party shall use its best efforts to secure promptly the satisfaction of the conditions to Closing.

     5.5 Waiver of Conditions. Inter Scan and API Portescap may, at their respective options, waive any conditions to their respective obligations to Closing.

     5.6 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

          (a) by written agreement of all of the parties hereto;

          (b) by API Portescap, if there has been (A) a material violation or breach by Inter Scan or the Company of any of their respective agreements or covenants contained in this Agreement or (B) a violation or breach by Inter Scan or the Company of any of their respective representations or warranties contained in this Agreement which violation or breach has a material adverse effect on (i) the financial condition, assets, liabilities or business of the Company and Subsidiaries taken as a whole or (ii) the ability of Inter Scan to transfer the Shares to API Portescap in accordance with the terms hereof, and (C) any such violation or breach described in clauses (A) and (B) above has not been waived by API Portescap in writing; or if there has been any event or occurrence which has rendered the satisfaction of a condition to the obligations of API Portescap impossible and the failure to satisfy such condition has a material adverse effect on
     (A) (i) the financial condition, assets, liabilities or business of the Company and Subsidiaries taken as a whole or (ii) the ability of Inter Scan to transfer the Shares to API Portescap in accordance with the terms hereof and (B) has not been waived by API Portescap in writing;

          (c) by Inter Scan, if there has been (A) a material violation or breach by API Portescap or API of any of its agreements or covenants contained in this Agreement or (B) a violation or breach by API Portescap or API of any of its representations or warranties which violation or breach has a material adverse effect on (i) the financial condition, assets, liabilities or business of API and the API Subsidiaries taken as a whole or (ii) the ability of API to issue the Series A Preferred Stock and the Note or to make the cash payment of 5,500,000 CHF to Inter Scan in accordance with the terms hereof, and (C) any such violation or breach described in clauses (A) and (B) above has not been waived by Inter Scan in writing; or if there has been any event or occurrence which has rendered the satisfaction of a condition to the obligations of Inter Scan impossible and the failure to satisfy such condition has a material adverse effect on
     (A) (i) the financial condition, assets, liabilities or business of API and the API Subsidiaries taken as a whole or (ii) the ability of API to issue the Series A Preferred Stock and the Note or to make the cash payment of 5,500,000 CHF to Inter Scan in accordance with the terms hereof and (B) has not been waived by Inter Scan in writing; and

          (d) by any party hereto if the Closing shall not have occurred on or before July 31, 1997.

     5.7 Procedure Upon Termination. In the event of termination by API Portescap or by Inter Scan pursuant to Section 5.6 hereof, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated without further action by the parties hereto. If the transactions contemplated by this Agreement are terminated as provided herein:

          (a) Each party, if requested, will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

          (b) All confidential information received by any party hereto with respect to the business of any other party shall not be used or disclosed to another person to the detriment of any other party; and

          (c) No party hereto and none of their respective directors, officers, stockholders, affiliates or controlling persons shall have any liability or further obligation to any other party to this Agreement, except that each party hereto shall remain liable for any claims arising as a result of any breach of covenant by such party under this Agreement which occurs prior to the date of termination of this Agreement.

                                  ARTICLE VI.

                           ACTIONS AFTER THE CLOSING

     The parties covenant to take the following actions after the Closing Date:

     6.1 Further Assurances. Each party shall cooperate with the other, and execute and deliver, or cause to be executed and delivered, all such other instruments, including, without limitation, instruments of conveyance, assignment and transfer, and take all such other actions as may reasonably be requested by the other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement.

     6.2 HSR Act. Inter Scan agrees to make required filings, if any, arising under the HSR Act in connection with any conversion of the Preferred Stock into shares of API common stock. Inter Scan shall also be responsible for payment of any fees payable in connection with any such filings. API agrees to cooperate with Inter Scan as reasonably requested by Inter Scan in connection with any such filings.

                                  ARTICLE VII.

                           NON-COMPETITION AGREEMENTS

     7.1 Non-Competition.

          (a) The parties recognize that the value of the business being purchased by API Portescap is dependent upon the particular method in which each of the Company and Subsidiaries, has conducted the business and the contacts of each of the Company and Subsidiaries with its customers and that API Portescap is entering into this transaction with a view toward that value. Accordingly, Inter Scan hereby agrees that, for a period of three years and six months following Closing, it, and its Affiliates (as defined below) shall not directly or indirectly:

             (1) Have any interest (financial or otherwise) in, or accept employment from, or serve in any capacity (such as owner, investor, principal, agent, consultant, partner or otherwise) with, any person or entity (other than API Portescap) which is engaged in the business of selling or distributing anywhere in the world any of the types of products or services that were manufactured or distributed by the Company or any Subsidiary at any time during the one year period prior to the Closing Date (collectively, the "Products"), or

             (2) Sell Products to or solicit purchases of Products by customers who were customers of the Company or any Subsidiary at the time of the Closing or during the five-year period prior thereto.

          The provisions of this Section 7.1(a) shall not be deemed to prohibit or restrict (i) Inter Scan or any of its Affiliates from passive ownership, in the aggregate beneficially or of record, of less than 5% of any class of outstanding securities of any company the securities of which are listed on a national securities exchange or are publicly traded on the Nasdaq National Market or (ii) Mr. Holger Hjelm from maintaining his existing investment in Feintechnik Bertsch GmbH & Co.

          (b) Inter Scan acknowledges that the identity of the customers of the Company and Subsidiaries, the engineering drawings and know-how of the Company and Subsidiaries and the pricing policies, sales and marketing strategies, employee training practices and other operating practices of the Company and Subsidiaries are confidential and valuable proprietary information of the Company and Subsidiaries. Inter Scan will not disclose the identity of the customers, the engineering drawings and know-how of the Company and Subsidiaries, or the Company's and Subsidiaries' sales policies, strategies and employee training and operating practices to any person or entity unless permitted in writing to do so by API Portescap or required to do so by legal process. Inter Scan will transfer to API Portescap at the Closing, and will not retain, any of its copies, documents, manuals, summaries, memos, notes, computer programs, disks, and database information, if any, in any form containing any of the above described customer identities, engineering drawings and know-how, policies, strategies and employee training and operating practices.

          (c) Inter Scan agrees that any court having jurisdiction may enter a preliminary or permanent restraining order or injunction against Inter Scan (without requiring API Portescap or the Company or any Subsidiary to (i) prove any damages, irreparable harm or that money damages are insufficient to compensate API Portescap, the Company or Subsidiaries, or (ii) post any bond) in the event of actual or threatened breach of any of the provisions of this Section. Any such relief shall not preclude API Portescap or the Company or any Subsidiary from seeking any other relief at law or equity with respect to any such claim.

          (d) If any provision of this Section is deemed to be in violation of law or unenforceable for any reason, the remainder of this Section shall remain in full force and effect and shall continue to be binding upon Inter Scan, and the parties agree that the court shall substitute a reasonable, judicially enforceable limitation in place of the unenforceable provision in order to serve the intent of the parties as expressed herein and the reasonable business needs and expectations of API Portescap in purchasing the Shares.

          (e) Inter Scan agrees to exercise whatever right it has to cause the officers, directors and employees of the Company and Subsidiaries who resign their positions from the Company at, or prior to, the Closing (collectively, the "Former Officers and Directors"), as well as all Affiliates (as defined below) of Inter Scan, to comply with the provisions of this Section. For purposes of this Agreement, "Affiliates" shall mean any person, company or entity that controls, is controlled by or is under common control with Inter Scan and, in any event, shall include Mr. Holger Hjelm.

                                 ARTICLE VIII.

                                     TAXES

     8.1 Liability for Taxes.

          (a) Taxable Periods Ending on or Before the Closing Date. Inter Scan shall be liable for, and shall indemnify and hold API and its subsidiaries, and the Company and the Subsidiaries, harmless against, all Taxes due or payable by the Company or any Subsidiary, either on its own account or by reason of any tax sharing agreement or arising out of its inclusion in a group of corporations filing on a consolidated basis, for any taxable year or taxable period ending on or before the Closing Date, but only to the extent that the amount of such Taxes exceeds the amount reserved therefor in the Financial Statements. For the purposes of this Section 8.1(a), any Taxes described in the parenthetical contained in Section 8.1(c) below shall be deemed to be attributable to taxable periods ending on or before the Closing Date, even if such Taxes are actually incurred with regard to a tax period ending after the Closing Date.

          (b) Taxable Periods Commencing on or After the Closing Date. API Portescap shall be liable for, and shall indemnify and hold Inter Scan and its subsidiaries harmless against any and all Taxes due or payable by the Company, any Subsidiary or API Portescap with respect to the Company or any Subsidiary for any taxable year or taxable period commencing after the Closing Date.

          (c) Definition of "Taxes." "Taxes" shall mean all taxes, levies, assessments, charges or fees of any kind or character, including without limitation U.S. federal, state, local and foreign income, profits, capital gains, franchise, sales, use, value added, service, gross receipts, occupation, property, property transfer, lease, capital stock, premium, excise, payroll, withholding, estimated taxes, sanctions, and other governmental charges imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof for any reason whatsoever (including all such items and all Losses, as defined in Section 9.2, arising out of or resulting from the failure, beginning before the Closing Date, of any Pension Plan to qualify under Section 401(a) of the Code, where applicable, or the failure, beginning before the Closing Date, of any trust through which any such Pension Plan is funded to be exempt from income tax), including any interest, additions to tax and penalties thereon.

     8.2 Refunds or Credits.

          (a) Except as otherwise set forth in this Agreement, any refunds or credits of Taxes, to the extent that such refunds or credits are attributable to taxable periods ending on or before the Closing Date and are not reflected on the Financial Statements, shall be for the account of Inter Scan, and, to the extent that such refunds or credits are attributable to taxable periods ending after the Closing Date, such refunds or credits shall be for the account of API Portescap. API Portescap shall cause the Company promptly to forward to Inter Scan or to reimburse Inter Scan for any such refunds or credits due Inter Scan after receipt thereof by API Portescap, the Company or any Subsidiary, and Inter Scan shall promptly forward to API Portescap any such refunds or credits due API Portescap after the receipt thereof by Inter Scan.

          (b) If the examination of any federal, state, local, foreign or other tax return of Inter Scan, the Company or any Subsidiary shall result (by settlement or otherwise) in any adjustment that decreases deductions, losses or tax credits or increases income, gains or recapture of tax credits for any period ending on or before or including the Closing Date, and that will permit API or a subsidiary thereof to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits that would otherwise (but for such adjustments) have been taken or reported with respect to API, a subsidiary of API, the Company or any Subsidiary for one or more periods ending after the Closing Date, Inter Scan will notify API, and provide it with adequate information so that it can reflect on tax returns of API, a subsidiary of API, the Company or any Subsidiary such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits. With respect to such increases or decreases on tax returns of API, a subsidiary of API, the Company or any Subsidiary, API shall pay to Inter Scan the amounts by which the aggregate of all Tax Benefits (as hereinafter defined) which result therefrom exceeds $10,000, such amounts to be paid when and as such Tax Benefits in excess of $10,000 are realized.

          (c) If the examination of any federal, state, local, foreign or other tax return of API, a subsidiary of API, the Company or any Subsidiary shall result (by settlement or otherwise) in any adjustment that decreases deductions, losses or other tax credits for any period ending after the Closing Date, and that will permit Inter Scan or the Company or any Subsidiary to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits that would otherwise (but for such adjustment) have been taken or reported with respect to Inter Scan, the Company or any Subsidiary for one or more periods before the Closing Date, API will notify Inter Scan and provide it with adequate information so that it can reflect on its return such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits. Inter Scan shall pay to API the amounts by which the aggregate of all Tax Benefits which result therefrom exceeds $10,000, such amounts to be paid when and as such Tax Benefits inn excess of $10,000 are realized.

          (d) The term "Tax Benefits" shall mean in the case of a separate state, local, foreign or other tax return, the sum of the amount by which the tax liability of such corporation to the appropriate government or jurisdiction is reduced (including by refund) and any interest from such government or jurisdiction is reduced (including by refund) and any interest from such government or jurisdiction relating to such tax liability, and in the case of a consolidated federal income tax return or similar state, local, foreign or other tax return, the sum of the amount by which the tax liability of the affiliated group of corporations to the appropriate government or jurisdiction is reduced (including tax refund) and any interest from such government or jurisdiction relating to such tax liability.

     8.3 Contests. Whenever any taxing authority sends a notice of an audit, initiates an examination of the Company or any Subsidiary, or otherwise asserts a claim, makes an assessment, or disputes the amount of Taxes (i) for any taxable period for which Inter Scan is or may be liable under this Agreement, or
(ii) for any taxable period that involves an issue that could potentially affect a taxable period for which Inter Scan is or may be liable under this Agreement, API shall promptly inform Inter Scan, and Inter Scan shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute except to the extent such proceedings or determinations affect the amount of Taxes for which API or a subsidiary of API is liable under this Agreement. Whenever any taxing authority sends a notice of an audit, initiates an examination of the Company or any Subsidiary, or otherwise asserts a claim, makes an assessment or disputes the amount of Taxes
(i) for any taxable period for which API Portescap or API may be liable under this Agreement, or (ii) for any taxable period that involves an issue that could potentially affect a taxable period for which API Portescap or API is or may be liable under this Agreement,

Inter Scan shall promptly inform API, and API shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of Taxes for which Inter Scan is liable under this Agreement.

     8.4 Mutual Cooperation. Each of API and Inter Scan will provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any tax return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the other with any records or information which may be relevant to such return, audit or examination, proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant tax return and supporting work schedules. The party requesting assistance hereunder shall reimburse the other for reasonable expenses incurred in providing such assistance. Without limiting in any way the foregoing provisions of this Section 8.4, API hereby agrees that it will retain, for a period of five years after Closing, copies of all tax returns, supporting work schedules and other records or information which may be relevant to such returns of the Company for all taxable periods which include the dates from January 1, 1992, to and including the Closing Date.

     8.5 Covenants and Agreements.

          (a) Company's Obligation to File Returns. The Company shall timely file, or cause to be timely filed, with the appropriate taxing authorities all returns and reports with respect to Taxes that are required to be filed on or prior to the Closing Date by or with respect to the Company and the Subsidiaries, and the Company shall pay or cause to be paid all Taxes shown as due thereon.

          (b) API's Obligation to File Returns. API shall timely file or cause to be timely filed all other returns and reports with respect to Taxes that are required to be filed with respect to each of the Company and the Subsidiaries, or any successor(s) to its business, after the Closing Date. API shall pay or cause to be paid all Taxes shown as due on such returns, to the extent provided in Section 8.1(b). Inter Scan shall pay or cause to be paid all Taxes shown on such returns to the extent provided in Section 8.1(a). To the extent reasonably requested by Inter Scan, API shall participate in the filing of and shall file any required returns, reports, statements or forms with respect to any period that ends on or before Closing. API shall prepare or cause to be prepared and shall file or cause to be filed all other tax returns, reports, statements and forms required of the Company, or in respect of its activities, for any period ending after Closing that includes the operations of the Company prior to Closing. To the extent reasonably requested by API, Inter Scan shall participate in the filing of and shall file any required returns, reports, statutes, or forms with respect to any period that includes the operation of the Company and the Subsidiaries prior to the Closing Date. Any such tax returns, reports, statements, forms or schedules that include or relate to tax periods ending on or before Closing or that include the operations of the Company and the Subsidiaries prior to Closing shall be subject to the mutual agreement of Inter Scan and API on a basis consistent with the last previous such returns, reports, statements, forms or schedules filed or prepared in respect of the Company and the Subsidiaries, unless Inter Scan or API as the case may be, concludes that there is no reasonable basis for such position.

     8.6 Tax Sharing Agreement. All tax sharing agreements or practices among or between the Company or any Subsidiary and Inter Scan or any Affiliates thereof shall be terminated as of Closing.

                                  ARTICLE IX.

                                INDEMNIFICATION

     9.1 Expiration of Representations and Warranties. Each of the representations and warranties made by Inter Scan, the Company, API Portescap and API in this Agreement (including the Exhibits, insofar as they relate to such representations and warranties) shall survive until the Closing and shall expire immediately upon the consummation of the Closing, and no action for indemnification or otherwise with respect to a breach of any such representation or warranty may be brought, and no litigation with respect thereto commenced, and the party making such representation or warranty shall have no obligation with respect thereto, after the Closing.

     9.2 Indemnification by Inter Scan. Inter Scan hereby indemnifies and agrees to hold harmless API Portescap, API and the Company and Subsidiaries from any and all liabilities, losses, claims, demands, damages, out of pocket costs and expenses (including without limitation court costs and reasonable attorneys', consultants' and accountants' fees necessarily incurred in connection with litigation and administrative proceedings) (collectively, "Losses") arising out of or resulting from: (a) any breach or violation of any covenant or agreement by Inter Scan or the Company contained in this Agreement;
(b) any violation of any Environmental Laws or any disposal or release of Hazardous Substances or Hazardous Wastes occurring in connection with the operations of Portescap U.S. Inc. or Transicoil Inc. at or from any facilities or sites owned, leased or used by such entities located at or around the North Penn Area 12 Site in Worcester Township, Montgomery County, Pennsylvania; and
(c) the Company's and any of its Subsidiaries' failure to properly obtain any required licenses for computer software programs or systems.

     9.3 Indemnification by API Portescap. API Portescap hereby indemnifies and agrees to hold harmless Inter Scan from any and all Losses arising out of or resulting from any breach or violation of any covenant or agreement by API Portescap or API contained in this Agreement.

     9.4 Claims. In addition to any limitations set forth above, any party seeking indemnification (the "Indemnified Party") will notify the party from whom indemnification is requested (the "Indemnifying Party") as soon as practicable after they have concluded that they have a claim for indemnification against the Indemnifying Party under this Agreement, which notice shall include a description of the nature and basis of such claim. Upon receipt of a notice from Indemnified Party of such claim, Indemnifying Party may assume the defense thereof with counsel reasonably satisfactory to Indemnified Party. Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, provided that the fees and expenses of counsel employed by Indemnified Party shall be at the expense of Indemnifying Party only if either (i) Indemnifying Party shall have failed, within 20 days after having been notified of the existence of the claim, to assume the defense thereof or (ii) the employment of such counsel has been specifically authorized by Indemnifying Party. So long as Indemnifying Party is reasonably contesting such claim in good faith, Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnification therefor by Indemnifying Party. If Indemnifying Party does not notify Indemnified Party within 20 days after receipt of Indemnified Party's notice of a claim of indemnification hereunder that Indemnifying Party elects to undertake the defense thereof, Indemnified Party shall have the right to contest, settle or compromise the claim at the expense of Indemnifying Party, subject to the consent of Indemnifying Party which consent shall not be unreasonably, withheld, conditioned or delayed.

     9.5 Limitations on Indemnification. Notwithstanding anything contained in Sections 9.2 and 9.3 to the contrary:

          (a) The Indemnifying Party shall be required to indemnify and hold harmless the Indemnified Party under this Article IX only to the extent the aggregate amount of all Losses incurred by the Indemnified Party shall exceed a deductible of CHF 100,000 (it being understood that the Company, Subsidiaries, API Portescap or API may assert indemnification rights under
     Article IX if the combined Losses of such parties exceed such deductible); provided, however, that the foregoing deductible shall not be applicable to any amounts to which any party may be or become entitled under Article VIII, Section 9.2(c) or Section 11.8 hereof.

          (b) Inter Scan's liability under Section 9.2 to provide indemnification for Losses incurred in connection with (i) all claims asserted pursuant to clauses (b) and (c) of the first sentence of Section
     9.2 hereof, shall be limited to an aggregate amount of 2,000,000 CHF and, in any event, shall not exceed an aggregate amount of 1,000,000 CHF in connection with any such claims asserted after the date which is one year and three months after the Closing Date and (ii) all claims asserted pursuant to clause (c) of the first sentence of Section 9.2 hereof, shall be limited to an aggregate amount of 300,000 CHF (subject to the limits and requirements set forth in Section 9.5(d) below.

          (c) Except to the extent otherwise provided in Section 9.4 above, Losses which are recoverable in connection with a claim asserted pursuant to clause (b) of the first sentence of Section 9.2 hereof shall be limited to amounts payable as a result of the settlement (in accordance with the terms of Section 9.4) of, or any judgments, orders or other similar relief rendered in connection with, any claims asserted with regard to the matters referenced in such clause (b).

          (d) Notwithstanding the 100,000 CHF deductible referenced in Section 9.5(a) above, any claim by the Company, its Subsidiaries, API Portescap or API for indemnification from Inter Scan for Losses related to computer software licenses referred to in Section 9.2(c) and Section 9.5(b)(ii) shall be subject to a deductible of 150,000 CHF, and with respect to such claim Inter Scan's maximum liability of 300,000 CHF shall not arise unless and until the Company and/or its Subsidiaries have expended a total of 150,000 CHF to acquire valid computer software licenses.

          (e) Any litigation initiated by an Indemnified Party seeking to enforce the indemnification obligations of an Indemnifying Party hereunder shall be brought in a court of appropriate jurisdiction located in (i) Erie County, New York State, U.S.A. with regard to any such litigation initiated against API or API Portescap and (ii) in Zurich, Switzerland with regard to any such litigation initiated against Inter Scan.

                                   ARTICLE X.

                  MANAGEMENT OF THE COMPANY AND SUBSIDIARIES.

     10.1 Appointment of API as Manager.

          (a) Subject to the provisions of Section 10.2 below, Inter Scan and the Company have appointed API as the exclusive manager for the day-to-day operations of the Company and Subsidiaries and API has accepted such appointment, for the period from the date of the Initial Agreement through the earlier of (i) the Closing Date or (ii) the date of the termination of this Agreement pursuant to the provisions of Section 5.6 above (the "Management Period") on the terms and conditions hereinafter set forth.

          (b) During the Management Period, API shall have full and exclusive management responsibility for the day-to-day operations of the Company and Subsidiaries, except for those decisions that must be approved by a representative of Inter Scan (the "Inter Scan Representative") in accordance with the provisions of Section 10.2 below. API shall manage the businesses of the Company and Subsidiaries with the same degree of care and prudence that it uses in managing its own operations, and shall incur no liability to Inter Scan, the Company or Subsidiaries as a result of its management activities as long as API exercises such care and prudence and acts in accordance with the provisions of Section 10.2 below. The responsibilities of API as manager of the Company and Subsidiaries shall consist of the management of the following functions utilizing the assets and personnel of the Company and Subsidiaries:

             (1) the planning, scheduling and conducting of all business incidental to the operation of the Company and Subsidiaries including, but not limited to, purchasing of all supplies, materials and services required for the operation of their respective businesses and planning and conducting all research and development activities of the Company and Subsidiaries;

             (2) the selling and marketing of all products produced and services rendered by the Company and Subsidiaries; and

             (3) all other general management, supervisory and administrative services incidental to the operation of the businesses of the Company and Subsidiaries including, but not limited to, management information systems, accounting, invoicing, payment of all uncontested liabilities arising in the ordinary course of business as such liabilities become due and payable, data processing, cash management, insurance, leasing, legal, employee benefits, engineering, industrial relations and public relations.

     10.2 Major Decisions. API shall be permitted to manage the day-to-day operation of the Company and Subsidiaries without interference from Inter Scan or their Boards of Directors; provided, however, that API must obtain the approval of an Inter Scan Representative before implementing any Major Decision as defined below. For the purposes of this Article X, Major Decisions shall mean: the sale of assets other than in the ordinary course of business; the grant of any options or rights to acquire any or all of the assets of the Company or any Subsidiary; the execution by the Company or any Subsidiary of an employment, collective bargaining or similar agreement; the adoption of, termination of or material modification or amendment to any Company Employee Benefit Plan; the issuance by the Company or any Subsidiary of notes or other evidences of indebtedness; the grant by the Company or any Subsidiary of any guaranties; the initiation of any voluntary bankruptcy or similar proceeding by the Company or any Subsidiary; the entering into any contract by the Company or any Subsidiary which is not in the ordinary course of business; the termination of employees other than as disclosed by API to Inter Scan at an April 9, 1997 meeting between such parties; any other actions the approval of which is customarily obtained by the Board of Directors of a U.S. corporation; and any other actions which Swiss law requires be approved by the Company's or any Subsidiary's Board of Directors or shareholders.

                                  ARTICLE XI.

                                 MISCELLANEOUS

     11.1 Expenses. API Portescap and Inter Scan shall each bear their respective fees, commissions and other expenses incurred by each of them in connection with the negotiation and preparation of this Agreement and in preparing to consummate the transactions contemplated hereby, including, without limitation, the fees and expenses of their respective counsel. Transfer taxes, if any, payable under Swiss law on the transfer of (i) the Shares by Inter Scan to API Portescap and (ii) the issuance to Inter Scan of the Series A and Series B Preferred Stock and Note shall be paid by Inter Scan. API shall be responsible for payment of any fees or taxes (other than income or similar taxes) payable under the laws of any states of the United States in connection with the issuance of the Series A and Series B Preferred Stock and the transfer of the Shares contemplated hereunder.

     11.2 Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become a binding agreement when one or more counterparts have been signed by and delivered to each party.

     11.3 Notices. All notices, consents, demands, requests, waivers, appeals and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon delivery if delivered personally; (b) three (3) days following deposit in the United States mail by registered airmail, postage prepaid; or (c) on the date of delivery, if sent by Federal Express or other international overnight delivery service; and in any case, addressed as follows:

                                        If to Inter Scan:

                                        Inter Scan Holding, Ltd.
                                        Schifflande 5
                                        CH -- 8001 Zurich
                                        Switzerland

                                        with a copy via same means to:

                                        Stanley Weiss, Esq.
                                        80 Main Street
                                        West Orange, New Jersey 07052

                                        If to API Portescap or API:

                                        American Precision Industries Inc.
                                        2777 Walden Avenue
                                        Buffalo, New York 14225
                                        Attn: President

                                        with a copy via same means to:

                                        Jaeckle Fleischmann & Mugel, LLP
                                        800 Fleet Bank Building
                                        12 Fountain Plaza
                                        Buffalo, New York 14202
                                        Attn: James J. Tanous, Esq. and
                                            Tim C. Loftis, Esq.

No change in any of such addresses shall be effective insofar as such notices, consents, demands, requests, waivers, appeals and other communications are concerned, unless notice of such change shall have been given to the other party hereto as provided in this Section 11.3.

     11.4 Severability. The terms and provisions of this Agreement shall be deemed to be severable, and if any provision hereof shall be held invalid or unenforceable by a court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, and the parties shall use all reasonable efforts to amend this Agreement in order to effect the parties' original intent with respect to such provision, to the extent practicable.

     11.5 Titles and Headings. The titles and headings to the Articles, Sections and Table of Contents contained in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     11.6 Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto; no party hereto shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties hereto, provided, however, that Inter Scan hereby agrees that any or all of API Portescap's rights and obligations under this Agreement may be assigned to, and if so assigned shall be assumed by, API. Except to the extent otherwise provided in this Agreement, no person not a party hereto shall derive any rights hereunder or be construed to be a third party beneficiary hereof.

     11.7 Incorporation of Exhibits. The Exhibits attached hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full.

     11.8 Brokers and Finders.

          (a) API Portescap represents and warrants to Inter Scan that neither API Portescap nor API has employed the services of a broker or finder in connection with this Agreement or any of the transactions contemplated hereby, except that API has retained the services of Patricof & Co. Capital Corp.

          (b) Inter Scan represents and warrants to API Portescap that neither Inter Scan nor the Company has employed the services of a broker or finder in connection with this Agreement or any of the transactions contemplated hereby.

          (c) Inter Scan will indemnify API Portescap, API and the Company and will hold them harmless from and against any claims by any broker, finder or consultant deemed to be engaged by Inter Scan or the Company. API Portescap will indemnify Inter Scan and will hold it harmless from and against any claims by any broker, finder or consultant deemed to be engaged by API Portescap or API.

     11.9 Entire Agreement; Waivers and Amendments. This Agreement and the Exhibits attached hereto set forth the entire agreement among the parties hereto with respect to the transactions contemplated herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

     11.10 Announcements. No press releases, announcements, or other disclosure related to this Agreement or the transactions contemplated herein will be issued or made to the press, employees, customers, suppliers or any other person without the joint approval of API and Inter Scan, except for any public disclosure which either API or Inter Scan in good faith believes is required by law (in which event, the party hereto proposing to make such announcement shall use all reasonable efforts to consult with the other party hereto before making any such public announcement).

     11.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

     11.12 Governing Law. The parties agree that the United Nations Convention on the International Sale of Goods shall not be applicable to this Agreement.

     11.13 References. All references to Section or Article numbers refer to Section or Article numbers in this Agreement unless otherwise specifically indicated. The words "hereby," "hereof," "hereunder" and words of similar import, refer to this Agreement as a whole and not to any particular Sections or subdivisions thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                        AMERICAN PRECISION INDUSTRIES INC.

                                        By:   /s/  KURT WIEDENHAUPT

                                           -------------------------------------
                                           Name: KURT WIEDENHAUPT
                                           Title: President

                                        API PORTESCAP INC.

                                        By:   /s/  BRUCE MCH. KIRCHNER

                                           -------------------------------------
                                           Name: BRUCE McH. KIRCHNER
                                           Title: Vice President

                                        INTER SCAN HOLDING LTD.

                                        By:   /s/  HOLGER HJELM

                                           -------------------------------------
                                           Name: HOLGER HJELM

                                        By:  /s/  MAX HUBER

                                            ------------------------------------
                                           Name:  MAX HUBER

                                        PORTESCAP

                                        By:   /s/  MAX ENDRE

                                           -------------------------------------
                                            Name: MAX ENDRE

                                        By:   /s/  RUDOLPH HEIZ

                                            ------------------------------------
                                            Name: RUDOLPH HEIZ

     By execution above, American Precision Industries Inc.:

     (a) agrees to be bound by the provisions of Sections 2.3(a) through (e), 2.3(jj), 4.1, 4.2, 6.1, 6.2 and Articles VIII, IX and X, and Section 11.1 of this Agreement; (b) agrees to guaranty the payment of and performance by API Portescap Inc. of its obligations arising under this Agreement; and (c) represents and warrants to Inter Scan that (i) API is not aware of any untrue statement of a material fact in the representations and warranties set forth in
Section 2.3 above, and it is not aware of any omission to state any material fact necessary to make the statements contained in Section 2.3 not misleading, and (ii) on the date of this Agreement and on the date of the Closing, no representation or warranty of API in this Agreement, nor any written statement or certificate executed by API and furnished or to be furnished to Inter Scan pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                               EXHIBIT 1.2(a)(i)

                      TERMS OF CONVERTIBLE PREFERRED STOCK

                      TERMS OF CONVERTIBLE PREFERRED STOCK

     The 20,000 shares of authorized preferred stock, $50 par value per share, shall be designated as the Series A Seven Percent (7%) Cumulative Convertible Preferred Stock, $50 par value ("Convertible Preferred Stock"), and shall have the rights, preferences and limitations set forth in the following paragraphs.

     1. Liquidation Value. The face and liquidation value of the Convertible Preferred Stock shall be $1,057.8125 per share ("Series A Liquidation Value").

     2. Exchange Rights. The holders of the 20,000 shares of the Convertible Preferred Stock shall have the right and obligation to promptly exchange all of such shares for one million (1,000,000) shares of Series B Seven Percent (7%) Cumulative Convertible Preferred Stock, $21.15625 face value and liquidation value per share (also referred to as Convertible Preferred Stock) upon receipt of written notification from the Corporation that the Corporation's Certificate of Incorporation has been duly amended, with the approval of the Corporation's Board of Directors and shareholders, to authorize such Series B Convertible Preferred Stock and that the certificate of amendment of the Corporation's Certificate of Incorporation authorizing such Series B Convertible Preferred Stock has been duly filed with the Secretary of State of the State of Delaware. Such written notification that the Certificate of Incorporation has been so amended and filed is hereinafter referred to as the "Notification of Amendment of Certificate of Incorporation." The Series B Convertible Preferred Stock shall have a face and liquidation value of $21.15625 per share ("Series B Liquidation Value") and shall have the additional rights, preferences and limitations set forth in the following paragraphs.

     3. Dividends. The holders of the Convertible Preferred Stock ("Preferred Shareholder(s)") shall be entitled to receive cumulative cash dividends at the rate of seven percent (7%) of the Series A Liquidation Value per share (or of the Series B Liquidation Value per share, if applicable) per annum, and no more, with such dividends accruing and becoming cumulative on and after January 1, 1999 and payable on the first days of January, April, July and October, commencing April 1, 1999. The cumulative cash dividends shall be paid when and as declared by the Board of Directors of the Corporation, but only out of surplus legally available for the payment of dividends. Such dividends shall be payable before any dividends (other than a stock dividend in shares of the same class of stock) on any class of common stock shall be paid or set apart for payment. Dividends shall be cumulative from and after January 1, 1999, and any arrearages in payment shall not bear interest.

     4. Redemption of Convertible Preferred Stock.

     (A) Optional Redemption. After the holders of the Convertible Preferred Stock have received the Notification of Amendment of Certificate of Incorporation, the Corporation, at the option of the Board of Directors, may redeem all or any part of the Convertible Preferred Stock at any time outstanding, at any time or from time to time, upon written notice duly given pursuant to subsection 4(B), for an amount per share to be redeemed equal to the sum of the Series A Liquidation Value (or Series B Liquidation Value, if applicable) and an amount computed at the annual rate of seven percent (7%) of the applicable Liquidation Value per annum per share from and after the date on which dividends on such share became cumulative to and including the date fixed for such redemption, less the aggregate of the dividends paid during the same period, but computed without interest ("Redemption Price"). Notwithstanding the receipt of any notice pursuant to subsection 4(B), the Preferred Shareholders shall have the right to convert their shares of Convertible Preferred Stock as set forth in Section 5 herein.

     (B) Notice of Redemption. Notice of any redemption ("Redemption Notice") of Convertible Preferred Stock shall be mailed at least forty-five (45) calendar days prior to the date fixed for such redemption to the holders of record of shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In case of redemption of only a part of the Convertible Preferred Stock at the time outstanding, the shares to be redeemed shall be selected in such manner as the Board of Directors may determine, whether by lot or by pro rata redemption or by selection of particular shares, and the proceedings and actions of the Board of Directors in making such selection shall not be subject to attack except for fraud. The Redemption Notice shall state the (i) date of redemption; (ii) the Redemption Price; and (iii) the place of payment.

     5. Conversion of Convertible Preferred Stock.

          (A) Optional Conversion. Preferred Shareholders shall have the right, at their option, to convert as many shares of Convertible Preferred Stock as they choose into the shares of the Corporation's common stock $.66 2/3 par value ("Common Stock") at any time after such shares of Common Stock are authorized and on the terms and conditions set forth in subsection 5(B).

          (B) Terms of Conversion. The conversion of the Convertible Preferred Stock shall be upon the following terms and conditions:

             (i) Conversion Ratio. The Convertible Preferred Stock shall be convertible, at the principal office of the Corporation and at such other office or offices, if any, as the Board of Directors of the Corporation may designate, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to be delivered upon conversion shall be determined by the following calculation:

               The sum of the LV and UD per share times CPS = NCS
               --------------------------------------------
                                       CP

        where LV equals the Series A Liquidation Value (or the Series B Liquidation Value, if applicable) per share; UD equals seven percent (7%) of the per share LV per annum from and after the date on which dividends on such share became cumulative to and including the date of conversion less the aggregate of the dividends paid during the same period, computed without interest; CPS equals the number of shares of Convertible Preferred Stock to be converted; CP equals the conversion price for a share of Common Stock which shall be $17.00 per share as adjusted pursuant to subsection 5(B)(ii) or (iii) below; and NCS equals the number of shares of Common Stock to be delivered upon conversion.

             (ii) Adjustment of Conversion Price on Various Events. In case the Corporation at any time shall change its outstanding shares of Common Stock (which, for purposes of this subsection, shall include any other class of common stock) into a greater number of shares or pay in shares of Common Stock a dividend on then outstanding shares of Common Stock or combine or subdivide its outstanding shares of Common Stock into a smaller number of shares or issue or sell shares of Common Stock for less than $17.00 per share (plus or minus previous adjustments), (except for shares reserved or issued pursuant to a bona fide stock option or benefit plan for directors, officers and/or employees of the Corporation); then the Conversion Price for a share of Common Stock shall be adjusted in accordance with the following equation:

                               (A X B) + C = NCP
                               -----------
                                     D

        where A equals the number of shares of Common Stock outstanding immediately before the event requiring adjustment; B equals $17.00 per share (plus or minus all previous adjustments); C equals the value of the consideration received by the Corporation for the issuance or sale, requiring adjustments, of shares of Common Stock for less than B; D equals the number of shares of Common Stock outstanding after such event; and NCP equals the new conversion price.

             (iii) Adjustments for Reorganizations, Reclassifications, Mergers and Consolidations. If any reorganization or reclassification of the capital stock of the Corporation, or any merger or consolidation of the Corporation with another corporation, shall be effected, a Preferred Shareholder shall thereafter be entitled upon the exercise of conversion rights to receive the number and kind of shares of stock, securities or assets which the Preferred Shareholder would have been entitled to receive in connection with such reorganization, reclassification, merger or consolidation if he had been a holder of the number of shares of Common Stock of the Corporation issuable upon the conversion of his Convertible Preferred Stock immediately prior to the time such reorganization, reclassification, merger or consolidation became effective.

             (iv) Notice of Adjustment. Whenever any adjustments are required pursuant to subsections 5(B)(ii) and (iii) above, the Corporation shall give the Preferred Shareholder written notice detailing the method of calculation of such adjustment and the facts requiring the adjustment and upon which the calculation is based.

             (v) Method of Conversion. In order to convert shares of Convertible Preferred Stock into shares of Common Stock, the Preferred Shareholder shall surrender at any office mentioned above the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice at such office that he elects to convert such shares of Convertible Preferred Stock which shall be deemed to have been converted as of the date ("Conversion Date") of the surrender of such shares for conversion as provided above, and Preferred Shareholder shall be treated for all purposes as the record holder or holders of such Common Stock on such date. As soon as practicable on or after the Conversion Date, the Corporation will deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable on such conversion, together with cash in lieu of any fraction of a share, as hereinafter provided, to the persons entitled to receive the same. In case shares of Convertible Preferred Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless exercised prior thereto or unless default shall have been made in the payment of the Redemption Price.

             (vi) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion, but the Corporation shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable, in an amount equal to the same fraction of the Market Price per share of Common Stock at the close of business on the Conversion Date.

             (vii) Market Price. The market price per share shall be (a) if traded on the over-the-counter market, the mean between the closing bid and asked quotations on the Conversion Date, or if no such bid or quotation was made on the Conversion Date, then such bid and quotation on the first date preceding the Conversion Date that such bid and quotation was published, or (b) if traded on a national securities exchange, the closing sale price on the Conversion Date, or if no such sale was made on the Conversion Date, then the closing sale price on the first date preceding the Conversion Date that such sale took place, or
        (c) if traded on both the over-the-counter market and an exchange, the mean between the prices determined in accordance with clauses (a) and
        (b) of this sentence.

             (viii) Partial Conversion of Shares. In the event the holders of the Convertible Preferred Stock elect to convert only a part of their shares, the Corporation shall deliver new certificates to the holders of the Convertible Preferred Stock in an amount equal to the unconverted amount of shares held by the Preferred Shareholder.

             (ix) Issuance of Certificates. The issuance of new certificates for shares of Common Stock or Convertible Preferred Stock to the Preferred Shareholder upon conversion shall be without any charge or tax.

     6. Voting Rights.

          (A) Subject to the limitations contained below, the holders of Convertible Preferred Stock shall vote as a class on the following transactions that shall be submitted to the holders of Convertible Preferred Stock for their approval:

             (i) the holders of the Series A Seven Percent (7%) Cumulative Convertible Preferred Stock, $50 par value, shall vote as a class on proposals relating to the merger or consolidation of the Corporation with or into another corporation or a partnership, trust or other entity;

             (ii) the holders of the Series A Seven Percent (7%) Cumulative Convertible Preferred Stock, $50 par value, shall vote as a class on proposals relating to the sale of all or substantially all of the assets of the Corporation;

             (iii) the holders of the Series A Seven Percent (7%) Cumulative Convertible Preferred Stock, $50 par value, shall vote as a class on proposals relating to the dissolution of the Corporation;

             (iv) the holders of both the Series A Seven Percent (7%) Cumulative Convertible Preferred Stock, $50 par value, and the Series B Seven Percent (7%) Cumulative Convertible Preferred Stock, $21.15625 face value and liquidation value per share shall each vote as a class on any amendment to the Corporation's Certificate of Incorporation that would amend, change, modify or revoke the rights, preference or limitations applicable to the Convertible Preferred Stock; and

             (v) the holders of both the Series A Seven Percent (7%) Cumulative Convertible Preferred Stock, $50 per value, and the Series B Seven Percent (7%) Cumulative Convertible Preferred Stock, $21.15625 face value and liquidation value per share shall each vote as a class on any other proposal or transaction that requires the approval of the holders of Convertible Preferred Stock, voting as a class, under Delaware's General Corporation Law.

In each instance set forth above, the holders of Convertible Preferred Stock, as the case may be, shall be entitled to one vote for each share of such stock owned of record and the approval of the holders of a majority of the shares of Convertible Preferred Stock issued and outstanding and entitled to vote shall be required to adopt such proposal.

     Notwithstanding the foregoing, the holders of Convertible Preferred Stock shall lose any and all right to vote as a class (except to the extent, if any, that such holders thereafter have the right to vote as a class pursuant to the provisions of Delaware's General Corporation Law) if at any time the total number of issued and outstanding shares of Convertible Preferred Stock is less than twenty five percent (25%) of: (i) the number of shares of either the Series A Convertible Preferred Stock initially issued to the Preferred Shareholders; or
(ii) if the Series A Convertible Preferred Stock is subsequently converted into Series B Convertible Preferred Stock, the number of shares of Series B Convertible Preferred Stock that would have been issued to the Preferred Shareholders if such Series B stock had been initially issued to the Preferred Stockholders in lieu of the Series A stock.

     (B) In addition to the voting rights granted in subsection 6(A) above, the holders of Convertible Preferred Stock shall be entitled to vote on all matters (except the election of directors and the ratification of the independent public accountants retained by the Corporation to audit its financial statements) submitted for a vote to the holders of the Corporation's Common Stock, and in that instance each holder of Convertible Preferred Stock shall have a number of votes equal to the number of shares of Common Stock into which his shares of Convertible Preferred Stock would be convertible as of the record date for the meeting of shareholders at which such matter will be voted on.

     (C) If the Corporation shall breach any of its obligations hereunder or fail to make any exchange, conversion, or payment to which the Preferred Shareholder is entitled hereunder, or fail to maintain its corporate existence in good standing or continue its normal business operations, or if any bankruptcy, reorganization, insolvency, receivership or other credit proceedings is instituted by or against the Corporation and is not dismissed within sixty
(60) calendar days, or if the Corporation makes an assignment for the benefit of creditors, then the Preferred Shareholders, in addition to all other rights they may have at law or in equity, shall have the right to vote for the election of directors and to exercise all the rights any holder of the Common Stock may have to call a special meeting of the shareholders of the Corporation and to participate in such special meeting and any annual meeting of the shareholders.

     7. Payment on Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Preferred Shareholders shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any class of common stock, an amount equal to the Series A Liquidation Value (or Series B Liquidation Value, if applicable) of the stock plus a sum computed at the dividend rate of seven percent (7%) per annum from and after the date on which dividends on such shares became cumulative to and including the date fixed for such payment, less the aggregate of the dividends theretofore paid thereon, during the same period, but computed without interest. For the purpose of this Section 7, a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

     8. No Impairment. The Corporation, whether by amendment of its Certificate of Incorporation, or through any reorganization, transfer of its assets, merger, dissolution, issue or sale of securities or any other voluntary actions, will not avoid or seek to avoid the observance or performance of any of the terms to be observed hereunder by the Corporation, but at all times in good faith will assist in the carrying out of all such action as may be necessary or appropriate in order to protect the rights of the Preferred Shareholders.

     9. Reservation of Stock. The Corporation will at all times keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock for the purposes of effectuating the conversion of the Convertible Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock are not sufficient to effect the conversion of all of the outstanding Convertible Preferred Stock, then the Corporation shall take such actions as is necessary to increase the authorized but unissued shares of Common Stock to be equal to the number needed for the conversion.

                               EXHIBIT 1.2(a)(ii)

                      FORM OF EXCHANGEABLE PROMISSORY NOTE

                          EXCHANGEABLE PROMISSORY NOTE

U.S. $5,000,000                                                Buffalo, New York
                                                              Dated July 8, 1997

     This Note and the shares of Series B Seven Percent (7%) Cumulative Convertible Preferred Stock for which this Note may be exchanged are subject to restrictions on disposition pursuant to a Shareholder Agreement between Inter Scan Holding Ltd. and American Precision Industries Inc. dated the date of this Note. A copy of that agreement may be obtained from American Precision Industries Inc.

     This Note and the shares of Series B Seven Percent (7%) Cumulative Preferred Stock for which this Note may be exchanged have not been registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"), or under any applicable state laws ("State Laws"), in reliance upon applicable exemptions under the 1933 Act and State Laws. This Note and such shares of Series B Seven Percent (7%) Cumulative Convertible Preferred Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of without (i) registration under the 1933 Act and any applicable State Law or (ii) an opinion of counsel reasonably satisfactory to American Precision Industries Inc. or a "no-action" letter from the SEC that registration under the 1933 Act and any applicable State Laws is not necessary for such sale, assignment, transfer, pledge, hypothecation or disposition.

     FOR VALUE RECEIVED, AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation with an address at 2777 Walden Avenue, Buffalo, New York 14225 ("Issuer"), promises to pay to the order of INTER SCAN HOLDING LTD., a Swiss corporation with an address at Schifflande 5, CH-8001 Zurich, Switzerland ("Holder"), the sum of Five Million U.S. Dollars ($5,000,000), together with interest thereon accruing and payable in accordance with the terms described below.

     If at any time from the date of this Note through and including April 30, 1998, Issuer's Board of Directors and shareholders approve an amendment to Issuer's certificate of incorporation authorizing at least 1,200,000 shares of Series B Seven Percent (7%) Cumulative Convertible Preferred Stock, and increasing the Common Stock, $.66 2/3 par value per share, of Issuer by at least 1,000,000 shares and such amendment is duly filed with the Secretary of State of the State of Delaware (the "Amendment"), the principal amount of this Note (i.e. $5,000,000) shall be automatically exchanged for 236,337 shares of Issuer's Series B Seven Percent (7%) Cumulative Convertible Preferred Stock, with a face and liquidation value of $21.15625 per share, which shall be convertible into shares of Issuer's Common Stock at the initial conversion price of $17.00 per share, subject to adjustment under certain circumstances as specified in Exhibit 1.2(a)(i) to the Amended and Restated Stock Purchase Agreement dated July 3, 1997 by and among Inter Scan Holding Ltd., Portescap and API Portescap Inc. and American Precision Industries Inc. Upon such exchange, Issuer's obligation to pay any amounts of principal and accrued interest owing under this Note shall be discharged in full.

     No interest shall accrue on the principal balance of this Note prior to April 30, 1998, if the Amendment is duly filed with the Secretary of State of the State of Delaware by April 30, 1998 and if no "Event of Default" (as hereinafter identified) has occurred and not been remedied prior to that date. If the Amendment is not so filed by April 30, 1998, then interest shall accrue on the unpaid principal balance of this Note from the date of this Note and thereafter at a per annum rate of fifteen percent (15%), calculated on the basis of a 365-day year for the actual number of days elapsed.

     If the Amendment is not duly filed with the Secretary of State of the State of Delaware by April 30, 1998, all indebtedness evidenced by this Note shall be immediately due and payable, without notice, in which event Issuer will pay to Holder on May 1, 1998 an amount equal to the greatest of:

      (i) Five million U.S. dollars (U.S. $5,000,000) plus interest thereon at the annual rate of fifteen percent (15%) on the principal amount from the date of this Note through April 30, 1998 (i.e. interest at the rate of $2,054.80 per day);

                                       or

      (ii) an amount in U.S. dollars equal to (A) the number of shares of the Issuer's Common Stock this Note would represent the right to acquire on April 30, 1998 assuming it were exchanged for shares of Series B Seven Percent (7%) Cumulative Convertible Preferred Stock of Issuer (e.g. 294,118 shares of Common Stock at the initial conversion price of $17.00 per share), multiplied by (B) the average closing price of the Issuer's Common Stock on the New York Stock Exchange ("NYSE") for the ten trading days prior to April 30, 1998 that such stock was actually traded on the NYSE;

                                       or

     (iii) an amount in U.S. dollars equal to (A) the number of shares of the Issuer's Common Stock this Note would represent the right to acquire on April 30, 1998 assuming it were exchanged for shares of Series B Seven Percent (7%) Cumulative Convertible Preferred Stock of Issuer (e.g. 294,118 shares of Common Stock at the initial conversion price of $17.00 per share), multiplied by (B) the actual closing price of the Issuer's Common Stock on the NYSE on the last day prior to the date of this Note that the stock actually traded on the NYSE.

If the Amendment is not so duly filed by April 30, 1998, then in addition to any amount payable under clauses (ii) or (iii) above, if Holder elects to purchase any shares of Issuer's Common Stock during the two-month period from May 1, 1998 through and including June 30, 1998, Issuer shall reimburse Holder for any costs Holder incurs in acquiring such shares in excess of the market price of Issuer's Common Stock on the relevant date or dates used in calculating the applicable amount payable under clause (ii) or clause (iii), multiplied by the number of shares actually purchased by Holder during that two-month period, subject to a maximum number of shares equal to the number of shares calculated under (A) in clause (ii) or clause (iii), whichever is applicable (e.g. a maximum of 294,118 shares at the initial conversion price of $17.00 per share).

     Upon Issuer's payment to Holder of the amount payable under the provisions of the immediately preceding paragraph, all of Issuer's obligations under this Note (including any obligation to pay interest on the unpaid principal balance hereof) shall be discharged in full.

     Upon the occurrence of any of the following specified events prior to May 1, 1998, (each sometimes hereinafter referred to as an "Event of Default"), the entire unpaid principal balance of this Note, together with interest thereon accrued at the annual rate of fifteen percent (15%) from the date of this Note through the date of payment, shall become immediately due and payable at the option of Holder:

          (1) Failure of Issuer to maintain its corporate existence in good standing; or

          (2) The liquidation of Issuer, or the discontinuance of the normal operations of Issuer; or

          (3) The merger or consolidation of Issuer with or into any other corporation unless (i) Issuer is the surviving entity, or (ii) the surviving entity, which shall be reasonably acceptable to Holder, agrees in writing to assume all of the Issuer's obligations under this Note; or

          (4) The sale, lease or conveyance by Issuer of all or substantially all of its property, assets or business to any other party, unless the other party, which shall be reasonably acceptable to Holder, agrees in writing to assume all of the Issuer's obligations under this Note; or

          (5) The making of a general assignment by Issuer for the benefit of creditors, or the institution by Issuer of any type of bankruptcy, reorganization or insolvency proceeding under any state or federal law or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Issuer; or

          (6) The appointment of a receiver or trustee for Issuer or for any assets of Issuer or the institution against Issuer of any type of bankruptcy, reorganization or insolvency proceeding for the liquidation or winding up of the affairs of Issuer and the failure to have such appointment vacated, or such proceeding dismissed within forty-five (45) days.

     If Holder exercises its option to accelerate the payment of principal and interest upon the occurrence of an Event of Default prior to May 1, 1998, then Holder's right and obligation to exchange this Note for shares of the Issuer's Series B Seven Percent (7%) Cumulative Convertible Preferred Stock shall terminate upon Issuer's payment in full of all principal and interest due hereunder upon such acceleration.

     This Note may not be prepaid at any time in full or in part without Holder's written consent. Any permitted partial prepayment will first be applied to principal and then to accrued and unpaid interest to the date of prepayment.

     No omission or delay by Holder or other holder hereof in exercising any right or power under this Note will impair such right or power or be construed to be a waiver of or acquiescence in any default hereunder, and no waiver by Holder or other holder hereof of any breach or default hereunder shall be deemed to be a waiver of any right or power upon the later occurrence or recurrence of any such breach or default.

     Issuer agrees to pay to Holder the reasonable expenses incurred by Holder in connection with the enforcement of Holder's rights hereunder, including, without limitation, the reasonable fees and disbursements of legal counsel.

     Any notice or demand hereunder shall be duly given if mailed by registered or certified mail, if to Holder, at Schifflande 5, CH-8001 Zurich, Switzerland, or if to Issuer, at 2777 Walden Avenue, Buffalo, New York 14225, Attention:
President. Any such notice shall be effective on the date of mailing.

     Holder's right to sell this Note or any interest in this Note in a "Private Offer" is subject to Issuer's "Right" as set forth in the Shareholder Agreement between Issuer and Holder dated the same date as this Note; the terms "Private Offer" and "Right" have the same meanings as given to them in the Shareholder Agreement.

     This Note shall be governed by the internal laws of the State of Delaware without regard to principles of conflict of laws.

                                          AMERICAN PRECISION INDUSTRIES INC.

                                          By:   /s/  KURT WIEDENHAUPT
                                            ------------------------------------
                                                Kurt Wiedenhaupt, President
                                                and Chief Executive Officer
STATE OF NEW YORK  )
                   )    ss.:
COUNTY OF ERIE     )

On this 3rd day of July 1997 before me personally came KURT WIEDENHAUPT, to me known, who, being by me duly sworn, did depose and say that he resides at 280 Carnoustie Road, East Aurora, New York; that he is the President and Chief Executive Officer of AMERICAN PRECISION INDUSTRIES INC., the Issuer described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said Issuer.

                                            /s/  SUSAN E. SZUCS
                                          --------------------------------------
                                                      Notary Public

                                                      SUSAN E. SZUCS
                                             NOTARY PUBLIC, STATE OF NEW YORK
                                                     NO. 01SZ5058503
                                                QUALIFIED IN WYOM. COUNTY
                                              MY COMMISSION EXPIRES 04/08/98

                               EXHIBIT 5.1(d)(1)

                             SHAREHOLDER AGREEMENT

                             SHAREHOLDER AGREEMENT

     This AGREEMENT, dated the 8th day of July 1997, is by and between AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation with its principal office at 2777 Walden Avenue, Buffalo, New York 14225 ("API"), and INTER SCAN HOLDING LTD., a Swiss corporation with its principal office at Schifflande 5 CH-8001-Zurich, Switzerland which, with all of its affiliates (which include all of its officers, directors, shareholders and Holger Hjelm) are referred to herein as "Inter Scan" and/or "Shareholders" and/or individually as "Shareholder."

                                R E C I T A L S:

     WHEREAS, API and a subsidiary of API, and Inter Scan and Portescap are parties to an Amended and Restated Stock Purchase Agreement dated July 3, 1997 ("Stock Purchase Agreement"), to which a copy of this Shareholder Agreement is an Exhibit, pursuant to which API's subsidiary acquired from Inter Scan all of the outstanding stock of Portescap SA in exchange for, inter alia, (a) 20,000 shares of Series A Seven Percent (7%) Cumulative Convertible Preferred Stock of API ("Series A Preferred Stock") which are convertible into shares of API's Common Stock, $.66 2/3 par value per share ("Common Stock") and which are also exchangeable for shares of API's Series B Seven Percent (7%) Cumulative Convertible Preferred Stock ("Series B Preferred Stock"), which are also convertible into shares of Common Stock; and (b) an Exchangeable Promissory Note ("Note") which is exchangeable for shares of Series B Preferred Stock; the Series A Preferred Stock and Series B Preferred Stock (including both the Series B Preferred Stock issued upon exchange of Series A Preferred Stock and under the
Note) are jointly referred to herein as the "Preferred Stock"; and

     WHEREAS, API and the Shareholders desire to set forth the agreement between them concerning certain rights and obligations of Shareholders relating to Inter Scan's status as a holder of the Preferred Stock, the Note and shares of Common Stock which may be issued to Inter Scan upon conversion of the Preferred Stock.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Term of this Agreement. This Agreement and each party's respective rights and obligations hereunder shall terminate at 5:00 p.m. Buffalo, New York time three (3) years after the date of this Agreement ("Termination Date").

     2. Board Representation.

     (a) Immediately after API's subsidiary's acquisition of Inter Scan's shares of Portescap SA pursuant to the Stock Purchase Agreement, the Board of Directors of API shall elect to the nine-person Board of Directors of API a nominee selected by Inter Scan, who shall be acceptable to API's Board of Directors. That individual, or such other nominee selected by Inter Scan who is acceptable to API's Board of Directors, shall be nominated by API's Board of Directors to a term as a Director of API's Board of Directors expiring at the annual meeting of API's shareholders in the year 2000, subject to shareholder approval at the next annual meeting of API's shareholders, and shall be entitled to hold that position for the balance of such term, provided that throughout that period Inter Scan continues to own shares of Preferred Stock and/or Common Stock which represent at least ten percent (10%) of the shares of API entitled to vote on matters submitted to API's shareholders for their approval, other than election of directors and ratification of appointment of auditors.

     (b) The nominee of Inter Scan on the Board of Directors shall be appointed to the Nominating Committee of the Board of Directors.

     3. Voting Agreement. On all matters submitted to API's shareholders for a vote, the Shareholders agree to vote any and all shares of Common Stock and Preferred Stock which they own in accordance with the recommendations of API's Board of Directors as set forth in any proxy statement distributed by API to its shareholders in connection with any meetings held to consider the matters to be voted on. In this regard, the

Shareholders shall give their irrevocable proxy to API's Board of Directors prior to any shareholder meetings held on or prior to the Termination Date.

     4. Grant of Right of First Refusal to API.

     (a) The Shareholders hereby grant to API an exclusive, irrevocable right of first refusal ("Right") to match any offer to purchase in a private offering any or all of their shares of Preferred Stock, the Note or shares of Common Stock acquired by Shareholders upon the conversion of any of their Preferred Stock (hereinafter collectively referred to as "Company Securities"), whether such offer is solicited or unsolicited by Shareholders, received by Shareholders at any time on or prior to the Termination Date (a "Private Offer"). Prior to committing to sell any of their Company Securities pursuant to a Private Offer, the Shareholders shall notify API of that Offer, the identity of the person or persons making the Private Offer, the number of Company Securities covered by the Private Offer, and the financial terms of that Offer, including the price per share or the price for all or a portion of the Note and the terms and timing of payment. API shall have twenty (20) calendar days after its receipt of the notice of the Private Offer to exercise its Right by paying to Shareholders the price that the third party has offered, on the terms offered by that party. If API fails to purchase the Company Securities covered by the Private Offer within this 20-day period, then the Shareholders shall be entitled to sell those Company Securities covered by the Private Offer to the third party pursuant to that Offer, on the condition that the Private Offer is a bona fide offer made by a person who is not an affiliate of the Shareholders. If the Shareholders fail to sell their Company Securities to the third party within twenty (20) calendar days after the close of API's 20-day period to match the Private Offer, their Company Securities shall once again be subject to all of the terms of this Paragraph 4(a). The Company Securities covered by the Right granted in this Paragraph 4(a) shall include all of the shares of Preferred Stock, the Note and Common Stock issuable upon conversion of the Preferred Stock owned, of record or beneficially, by the Shareholders as of the date hereof and any shares into which those securities may be converted or exchanged and any shares issued with respect to those securities as a stock dividend or in the form of a stock split.

     (b) Prior to proposing to sell any of their Company Securities pursuant to a public offering (a "Public Offering"), the Shareholders shall notify API of that proposal, the identity of the proposed underwriter for the Public Offering, the number of Company Securities which Shareholders propose to sell in a Public Offering and the proposed plan of distribution. API shall have twenty (20) calendar days after its receipt of the notice of the Public Offering to purchase the shares from Shareholders on terms and conditions, including the price per share, acceptable to Shareholders. If API fails to purchase the Company Securities covered by the proposed Public Offering within this 20-day period, then the Shareholders shall be entitled to sell those Company Securities in the proposed Public Offering pursuant to that Offering. If the Shareholders fail to sell their Company Securities pursuant to the proposed Public Offering within nine (9) months after the close of API's 20-day period referred to above, their Company Securities shall once again be subject to all of the terms of this Paragraph 4(b). The Company Securities covered by this Paragraph 4(b) shall include all of the shares of Preferred Stock, the Note and Common Stock issuable upon conversion of the Preferred Stock owned, of record or beneficially, by the Shareholders as of the date hereof and any shares into which those securities may be converted or exchanged and any shares issued with respect to those securities as a stock dividend or in the form of a stock split.

     5. Grant of Right to Inter Scan to Participate in Private Placements. If at any time on or prior to the Termination Date API shall offer to sell in a private placement or other offering not registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (a "Private Placement"), any shares of its Common Stock or other securities convertible into Common Stock (collectively, the "Offered Securities"), it shall notify Inter Scan in writing of the Private Placement, the terms of the Offered Securities, the number of shares of Offered Securities to be sold, and the financial terms of the Private Placement, including the price per share and the terms and timing of payment. Inter Scan shall have twenty (20) calendar days after its receipt of the notice of the Private Placement to give API its written irrevocable, binding commitment to purchase up to that number of shares of Offered Securities to be offered in the Private Placement which are necessary to maintain Inter Scan's percentage of outstanding voting securities immediately after the Private Placement is concluded at the percentage immediately prior to the sale of the shares of Offered Securities in the Private Placement. If the Private Placement is concluded within thirty (30) calendar days after API's receipt of Inter Scan's commitment, Inter Scan shall be obligated to purchase that number of Offered Securities indicated in its commitment but not more than that number of shares of Offered Securities as are required to allow Inter Scan to avoid a dilution in its percentage of voting securities.

     6. API's Obligation on a Shareholder's Sales of Series A Preferred
Stock. API shall use its best efforts to have its Board of Directors and shareholders adopt an amendment to API's certificate of incorporation authorizing 1,250,000 shares of Series B Preferred Stock and increasing the Common Stock of API by at least 1,000,000 shares, and to have that amendment duly filed with the Secretary of State of the State of Delaware by April 30, 1998. If such an amendment is not filed with the Secretary of State of the State of Delaware by April 30, 1998, and if a Shareholder elects to sell some or all of the 20,000 shares of Series A Preferred Stock, or some or all of the shares of Common Stock issued to Shareholder upon its conversion of some or all of its shares of Series A Preferred Stock, at any time between May 1, 1998 and a date ten (10) years after the date of this Shareholder Agreement to a purchaser who is not an affiliate of a Shareholder, in a bona fide arms-length transaction, then API shall pay to such selling Shareholder the difference, if any, between the net proceeds per share received by such selling Shareholder in such bona fide arms-length transaction and 115% of the liquidation value per share of Series A Preferred Stock so sold, plus any accrued unpaid dividends on each share sold, or 115% of the conversion price of any Common Stock issued to Shareholder upon its conversion of Series A Preferred Stock which shares of Common Stock are so sold, as the case may be. Net proceeds shall equal the gross selling price less any brokerage commissions paid by the selling Shareholder; gross selling price shall not be reduced, for purposes of this Paragraph 6, by any discount paid by Shareholder to an underwriter if such sale is by or through an underwriter in a public offering. API's obligation under this Paragraph 6 shall be limited to a total of 20,000 shares of Series A Preferred Stock, if Series A Preferred Stock is sold, and 1,244,485 shares of Common Stock, if Common Stock issued on conversion of Series A Preferred Stock is sold.

     7. Restrictions on Shareholders. Inter Scan hereby agrees, on its own behalf and on behalf of each of its affiliates, that at no time prior to the Termination Date will that Shareholder or any such affiliate directly or indirectly:

          (a) make, or in any way participate, directly or indirectly, in any solicitation of proxies or votes or written consents with respect to the election of Directors of API or any other matter submitted to a vote or the written consent of API's shareholders;

          (b) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of API or any subsidiary thereof, or of any successor to or person in control of API, or any assets of API or any subsidiary or division thereof or of any such successor or controlling person, except that during each 12-month period after the date of this Agreement Shareholders may acquire in the aggregate through open market or privately negotiated purchases up to 2% of API's then outstanding Common Stock; provided, however, that at no time prior to the Termination Date may the Shareholders or any of their affiliates, individually, jointly or in the aggregate, own directly or indirectly, of record or beneficially, more than 25% of API's then outstanding Common Stock unless specifically authorized in writing to do so by API;

          (c) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting, of any voting securities of API;

          (d) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction (including but not limited to any tender or exchange offer, merger, recapitalization or other business combination) involving API or its securities or assets;

          (e) submit any shareholder proposal to API; or

          (f) form, join or in any way participate in a "group" as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing.

     Each Shareholder shall promptly advise API of any inquiry or proposal made to it or any of its affiliates with respect to any of the foregoing.

     8. Covenants; Legends.

     (a) Shareholders acknowledge that the Company Securities have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state or foreign securities laws. Shareholders are acquiring the Company Securities, solely for investment, with no present intention to distribute any of such securities to any person. Shareholders will not sell or otherwise dispose of any of the Company Securities except in compliance with the registration requirements or exemption provisions under the 1933 Act and the rules and regulations promulgated thereunder and any other applicable securities laws, or unless Shareholders provide API with an opinion of counsel reasonably satisfactory to API or with a "no-action" letter from the Securities and Exchange Commission that registration of the Company Securities is not necessary.

     (b) Shareholders hereby covenant and agree that for so long as they own, directly or indirectly, any Company Securities covered by this Agreement they will not sell, transfer, assign, pledge, hypothecate, gift, encumber or otherwise dispose of those Company Securities or any interest in such Company Securities except in compliance with the terms of this Agreement. Unless specifically authorized by API in writing, any Company Securities so sold, transferred, assigned, pledged, hypothecated, gifted, encumbered or otherwise disposed of in a private offering shall remain subject to all of the terms of this Agreement, and the owner, holder or recipient of any Company Securities so sold, transferred, assigned, pledged, hypothecated, gifted, encumbered or otherwise disposed of shall be subject to all of the restrictions imposed on Shareholders under this Agreement.

     (c) The stock certificates and note representing all of the Company Securities covered by this Agreement shall bear the following legends, as applicable:

     "The shares represented by this certificate are subject to restrictions on disposition pursuant to an agreement between the owner of these shares and American Precision Industries Inc. dated July 8, 1997. A copy of that agreement may be obtained from American Precision Industries Inc.

     The shares represented by this certificate have not been registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"), or under any applicable state laws ("State Laws"), in reliance upon applicable exemptions under the 1933 Act and State Laws. The shares represented by this certificate may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of without (i) registration under the 1933 Act and any applicable State Laws or (ii) an opinion of counsel reasonably satisfactory to American Precision Industries Inc. or a "no-action" letter from the SEC that registration under the 1933 Act and any applicable State Laws is not necessary for such sale, assignment, transfer, pledge, hypothecation or disposition."

                                   *  *  *  *

     "This Note and the shares of Series B Seven Percent (7%) Cumulative Convertible Preferred Stock for which this Note may be exchanged are subject to restrictions on disposition pursuant to an agreement between the owner of this Note and American Precision Industries Inc. dated July 8, 1997. A copy of that agreement may be obtained from American Precision Industries Inc.

     This Note and the shares of Series B Seven Percent (7%) Cumulative Convertible Preferred Stock for which this Note may be exchanged have not been registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"), or under any applicable state laws ("State Laws"), in reliance upon applicable exemptions under the 1933 Act and State Laws. This Note and such shares of Series B Seven Percent (7%) Cumulative Convertible Preferred Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of without (i) registration under the 1933 Act and any applicable State Laws or

     (ii) an opinion of counsel reasonably satisfactory to American Precision Industries Inc. or a "no-action" letter from the SEC that registration under the 1933 Act and any applicable State Laws is not necessary for such sale, assignment, transfer, pledge, hypothecation or disposition."

In addition, similar legends shall be affixed to the stock transfer records and corporate records of indebtedness, and API's stock transfer agent shall be advised of the terms of this Agreement.

     9. Binding Effect. This Agreement and the Right granted hereunder shall inure to the benefit of and be binding upon API and its successors and assigns, and shall be binding upon Shareholders and their successors, assigns, heirs, legatees, devisees, beneficiaries, legal representatives, executors and estate, and any of their assigns, transferees and donees permitted pursuant to subparagraph 8(b) above.

     10. Dispute Resolution Procedure. API and the Shareholders shall attempt to resolve between them any dispute which arises under this Agreement. If they cannot agree within ten (10) calendar days after either party submits a demand for arbitration to the other party, then the dispute, except for any dispute which arises under Paragraph 6 of this Agreement which shall not be subject to arbitration, shall be submitted to binding arbitration with each party having the right to appoint one (1) arbitrator and those two (2) arbitrators mutually selecting a third arbitrator. The rules of the American Arbitration Association for the arbitration of commercial disputes shall apply and the decision of two
(2) of the three (3) arbitrators shall be final and binding. The arbitration shall take place in New York, New York. The arbitrators shall apply Delaware law, but shall not be allowed to award punitive damages. Any dispute which arises under Paragraph 6 of this Agreement which is not resolved between the parties shall be submitted to a court of appropriate jurisdiction located in Erie County, New York State, U.S.A. with regard to any litigation initiated by a Shareholder against API and in Zurich, Switzerland with regard to any litigation initiated by API against any Shareholder.

     11. Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors or legal representatives.

     (b) The term "affiliate" as used in this Agreement shall mean any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with any Shareholder or any other affiliate of any Shareholder.

     (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, to the address for each party as first written above or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (e) Each party hereto shall be responsible for the fees and expenses they incur (including, but not limited to, fees of their attorneys, accountants and advisors) in connection with this Agreement and all transactions contemplated herein.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed as of the day and year first above written.

                                        AMERICAN PRECISION INDUSTRIES INC.

                                        By:   /s/  KURT WIEDENHAUPT
                                           -------------------------------------
                                                Kurt Wiedenhaupt, President
                                                and Chief Executive Officer

                                        INTER SCAN HOLDING LTD.

                                        By:   /s/  HOLGER B. HJELM
                                           -------------------------------------
                                                      HOLGER B. HJELM

                                        By:   /s/  MAX E. HUBER
                                           -------------------------------------
                                                       MAX E. HUBER

                               EXHIBIT 5.1(d)(2)

                             REGISTRATION AGREEMENT

                             REGISTRATION AGREEMENT

     This Agreement, made as of the 8th day of July, 1997, by and between AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation, having an office at 2777 Walden Avenue, Buffalo, New York 14225 (the "Company"), and INTER SCAN HOLDING LTD., a Swiss company, having an office at Schifflande 5 CH-8001-Zurich, Switzerland ("Shareholder").

                             W I T N E S S E T H :

     WHEREAS, the Company and Shareholder are parties to an Amended and Restated Stock Purchase Agreement dated July 3, 1997 (the "Stock Purchase Agreement") to which a copy of this Registration Agreement is an Exhibit; and

     WHEREAS, pursuant to the Stock Purchase Agreement the Company has issued to Shareholder shares of Convertible Preferred Stock ("Preferred Stock") and an Exchangeable Promissory Note ("Note") which is exchangeable for shares of Preferred Stock; and

     WHEREAS, the Preferred Stock is convertible into shares of the Company's Common Stock, $.66 2/3 par value per share (the "Common Stock"); and

     WHEREAS, the Shareholder may from time to time wish to have a public offering of all or part of the Preferred Stock or the Common Stock issuable upon conversion of the Preferred Stock and to require the Company to file a registration statement with respect to such offerings with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), upon the terms and subject to the conditions stated in this Agreement; and

     WHEREAS, the Company, as an additional part of the consideration for the Stock Purchase Agreement, has agreed to provide the Shareholder with certain rights provided for in this Agreement.

     NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants set forth in this Agreement, the Company and Shareholder agree:

     Section 1. The Shareholder shall have registration rights, at any time within the ten (10) year period following the initial issuance of the Preferred Stock and Note pursuant to the Stock Purchase Agreement, with respect to two (2) separate public offerings of its Preferred Stock and/or Common Stock, provided that there shall be an interval of at least one (1) year between each such public offering. For purposes of this Agreement, the words "registration rights" shall mean the right of the Shareholder to have the Company (a) file a registration statement on an appropriate form with the SEC covering a proposed public offering, (b) use its best efforts to have the registration statement declared effective and kept current and in compliance with the 1933 Act until completion of the public offering, and (c) use its best efforts to effect qualification and compliance with the securities laws of such states as the Shareholder may reasonably designate in which the public offering is to be made (the "Registration Rights").

     Section 2. Each time the Shareholder exercises its Registration Rights, it shall:

          (a) furnish to the Company such information regarding Shareholder, the contemplated distribution of such shares held by Shareholder and such other information regarding the proposed sale as the Company may request in writing and as shall be required in connection with the registration. The information shall be furnished to the Company in writing and signed by the Shareholder stating that the information is specifically for use in the related registration statement, prospectus, offering circular or other document incident to the registration;

          (b) except as indicated in Sections 5 and 6 below, pay the expenses of the registration directly related to the proposed sale of the Common Stock or Preferred Stock owned by Shareholder which shall include, without limitation, all registration and filing fees related to the shares of Common Stock or Preferred Stock to be sold by Shareholder, the reasonable fees and disbursements of counsel and auditors for the Shareholder and any selling commissions, expenses or taxes incident to the sale of the Shareholder's shares; and

          (c) defer the sale of any shares for a period not to exceed ninety
     (90) days if (i) a registration statement is filed with respect to a pending offering by the Company other than pursuant to this Section, and
     (ii) the Company so requests that the shares not be sold for such a period; but in such event, and if a registration statement filed under this Section has become effective, the Company shall use its best efforts to keep such registration statement covering the shares of the Shareholder current and in compliance with the Act for ninety (90) days following the expiration of such period.

     Section 3. On each occasion, if any, during the four (4) year period after the initial issuance of the Preferred Stock and Note pursuant to the Stock Purchase Agreement, the Company proposes to register under the 1933 Act any equity securities of the Company for sale by the Company to the public pursuant to a registration statement on Forms S-1, S-2 or S-3, the Company agrees:

          (a) it will give written notice to Shareholder at least forty-five
     (45) days prior to the filing of each registration statement of such proposal and intention to do so;

          (b) Shareholder shall have the right to include, in addition to its rights under Section 1 above, any or all of its shares of Preferred Stock or Common Stock in the registration statement;

          (c) if Shareholder requests inclusion of any of the shares of Preferred Stock or Common Stock in such proposed registration within twenty-five (25) days after the Company gives Shareholder such notice, the Company will include those shares of Preferred Stock or Common Stock in such registration statement; provided, however, if the proposed registration is underwritten and the managing underwriter advises the Company in writing that the number of shares of Preferred Stock or Common Stock sought to be included in such offering cannot be sold, the Company will include in the offering only the number of shares of Preferred Stock or Common Stock which the underwriter believes can be sold, allocated pro rata among the Company, Shareholder and any other holder of the Company's securities possessing registration rights who has elected to include such securities in the proposed registration;

          (d) the Company shall not be required to include any of the shares of Preferred Stock or Common Stock in any registration statement provided for in this Section 3 unless Shareholder agrees, if so required by the Company, to offer and sell Shareholder's shares of Preferred Stock or Common Stock which Shareholder desires to sell to or through an underwriter selected by the Company and, to the extent possible, under substantially the same terms (except as to expenses other than underwriting discounts) as those under which the other securities included in such registration statement are to be offered and sold, and to comply with any arrangements with respect to the offer and sale of the securities to be registered thereunder to which the holders thereof will be reasonably required to agree as a condition to the inclusion of such securities in such registration statement; and

          (e) the Company shall not be required under this Section 3 to include Shareholder's shares of Preferred Stock or Common Stock in the registration statement or prospectus to be used in any state which (i) refuses to permit the shares of Preferred Stock or Common Stock to be offered or (ii) imposes additional requirements upon the Company in order for the shares of Preferred Stock or Common Stock to be included in the registration statement and prospectus, if such requirements would unreasonably inhibit or delay the offering by the Company.

     Section 4. The Shareholder and the Company will cooperate with each other in the preparation and filing of any registration statement contemplated in the above Sections or, as the case may be, in their efforts to establish that the proposed transaction is exempt from the registration provisions of the 1933 Act, including any efforts of the Company or Shareholder to obtain a "no action" or interpretive letter from the SEC.

     Section 5. Subject to the provisions of Section 6 and except as otherwise provided in Section 2(b), the Company will pay the following costs and expenses incidental to the performance of its obligations under Section 3 of this
Agreement:

          (a) the fees and expenses of the Company's counsel, the fees and expenses of the Company's accountants and all other costs and expenses incident to the preparation, printing and filing under the

     1933 Act of any such registration statement, each prospectus and all amendments and supplements thereto;

          (b) the costs incurred in connection with the registration or qualification of the shares of Preferred Stock or Common Stock under the laws of various jurisdictions, including fees and disbursements of Company's counsel;

          (c) the costs of furnishing to Shareholder or its designees such number of copies of any such registration statement, each preliminary prospectus, the final prospectus and each amendment thereof and supplement thereto as Shareholder shall reasonably request; and

          (d) notwithstanding anything in the foregoing provisions of this
     Section 5, the Company shall not be required to pay any expenses of any underwriter, any commissions and/or discounts to any underwriter or any expenses with respect to the sale of the Preferred Stock or Common Stock, such as, but not limited to, transfer taxes incident to transfer of the Preferred Stock or the Common Stock to any underwriter or underwriters.

     Section 6. Notwithstanding anything in the foregoing provisions of this Agreement, the Company will bear the costs set out in Section 5 only in connection with the registration of all or part of the Preferred Stock or Common Stock under Section 3 in connection with a public offering pursuant to which the Company offers equity securities for sale. In the event of a registration pursuant to Section 3, each holder of the shares included in the registration statement will pay its own direct out-of-pocket costs incurred in connection with the registration statement (e.g. each such holder's own attorney's and accountant's fees, travel expenses, expert's fees, etc., if any).

     Section 7.  The Company will:

     (a) exonerate, indemnify and hold harmless Shareholder, its directors, officers who have signed any registration statement and any underwriter (as defined in the 1933 Act) for Shareholder in connection with any registration statement filed pursuant to this Agreement (but, in the case of any underwriter or a controlling person of an underwriter, only if such underwriter indemnifies the persons indemnified in Section 8 in the manner set forth in that Section) and each person, if any, who controls Shareholder or its underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which Shareholder, or any such director, officer, or underwriter or any such controlling person may become subject, whether under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof):

          (1) are caused by any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which any of the Preferred Stock or Common Stock were, pursuant to any of the provisions of this Agreement, registered under the 1933 Act, any prospectus contained therein, or any amendment thereof or supplement thereto; or

          (2) arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and

     (b) reimburse Shareholder, each such director, officer and underwriter, and each such controlling person, for any legal or other expenses reasonably incurred by Shareholder, and each such director, and officer or by such underwriter, or by such controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action arising under subparagraph (a) of this Section 7;

     provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission so made as a result of written information furnished by Shareholder, or any such director, or officer or such underwriter or controlling person specifically for use in preparation of such registration statement or prospectus contained therein or amendment thereof or supplement thereto.

     Section 8.  Shareholder will:

     (a) exonerate, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any registration statement, and each person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, whether under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof):

          (1) are caused by any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which any of the Preferred Stock or Common Stock were, pursuant to any of the provisions of this Agreement, registered under the 1933 Act, any prospectus contained therein, or any amendment thereof or supplement thereto; or

          (2) arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and

     (b) reimburse the Company, each such director, officer or controlling person for any legal or other expenses reasonable incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action arising under subparagraph (a) of this Section 8;

     provided, however, that any obligation or liability of Shareholder shall be limited in each case and only be to the extent, such untrue statement, or alleged untrue statement, or omission, or alleged omission, was so made in reliance upon, and as a result of, written information furnished by Shareholder specifically for use in the preparation of such registration statement or prospectus contained therein or amendment thereof or supplement thereto.

     Section 9. Within sixty (60) days after receipt by a party to be indemnified (the "indemnified party") pursuant to the provisions of Section 7 or 8 hereof of notice of the assertion of any claim or the commencement of any action or proceeding, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Section 7, hereof or, as the case may be, of Section 8 hereof, notify the indemnifying party of the assertion or commencement thereof. The failure so to notify the indemnifying party will relieve it from any liability which it has to any indemnified party under such provisions, but the failure so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such provisions. In the event that any such claim is asserted or action or proceeding is brought against any indemnified party, and it duly notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such claim, action or proceeding with counsel reasonably satisfactory to such indemnified party, provided that in the case of a claim in the form of an administrative or disciplinary action or an action only for injunctive relief with no claim for monetary damages, the indemnified party may elect to retain its own counsel or appoint co-counsel. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of such claim, action or proceeding, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by such indemnified party after the election so to assume the defense of such claim, action or proceeding, other than reasonable costs of investigation. The indemnified party shall cooperate with the indemnifying party in the defense of any claim, action or proceeding the defense of which has been assumed by the indemnifying party. Failure of the indemnified party to reasonably cooperate with the indemnifying party shall relieve the indemnifying party of any obligations under Section 7 or 8, as the case may be, and under this Section 9.

     Section 10. In the event that Shareholder acquires any additional Preferred Stock or Common Stock issued by the Company (or any successor to all or a substantial part of the business or assets of the Company) by reason of any stock split of such Preferred Stock or Common Stock, or the payment of any stock dividend on such Preferred Stock or Common Stock, or if any of such Preferred Stock or Common Stock are exchanged for or converted into any other equity securities, then, in any such event, such additional Preferred Stock or Common Stock or other equity securities shall, for the purposes of all of the foregoing provisions of this Agreement, be deemed to be, and shall be treated as though they were, shares forming part of the

Preferred Stock or Common Stock. As used in this Agreement the term "equity securities" shall include any shares of Common Stock or Preferred Stock, any securities convertible into Common Stock or Preferred Stock, or any option, warrant or agreement which grants the right to the holders thereof to purchase Common Stock or Preferred Stock.

     Section 11.

        (a) The Company agrees that, in any case where:

             (1) it has notified Shareholder in writing in connection with a proposed public disposition of any of the Preferred Stock or Common Stock, in reliance on a "no action" letter or in the opinion of counsel reasonably satisfactory to the Company (which counsel may be counsel to Shareholder), no registration under the 1933 Act is required with respect to such disposition and the Preferred Stock or Common Stock may be transferred free of any restrictive legend; or

             (2) the Company has received from Shareholder a "no action" letter or an opinion of counsel reasonably satisfactory to the Company (which counsel may be counsel to Shareholder) to the effect that all restrictive legends may be removed from certificates evidencing Preferred Stock or Common Stock owned by Shareholder; or

             (3) a registration statement has been declared effective in relation to any of the Preferred Stock or Common Stock;

          then, in any such case, Shareholder shall be entitled, at no cost to it, to have certificates or other appropriate instruments issued to it evidencing the Preferred Stock or Common Stock referred to in this Section 11, without any restrictive legend whatsoever upon surrender to the Company of the certificates or other appropriate instruments evidencing such Preferred Stock or Common Stock which may bear such a legend.

          (b) Shareholder agrees that in the event of a stop order being issued in respect of a registration statement relating to the Preferred Stock or Common Stock, or in the event of a withdrawal of any such registration statement, it will, without prejudice to its rights under this Section 11, surrender to the Company those certificates or other appropriate instruments evidencing such Preferred Stock or Common Stock (if any) bearing no legend which it has received in exchange for certificates or other appropriate instruments evidencing such Preferred Stock or Common Stock bearing a legend and will accept in exchange therefor, certificates or other appropriate instruments evidencing such Preferred Stock or Common Stock bearing such a legend.

     Section 12. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties to this Agreement and their successors and assigns; provided, however, that Shareholder may not assign its rights under this Agreement without the Company's prior written consent.

     Section 13. Any notice, statement, demand, consent or request to be given or furnished to a party to this Agreement shall be deemed to have been sufficiently given or furnished by being sent by registered or certified mail, postage prepaid, to the following addresses:

                    Company:               American Precision Industries Inc.
                                           2777 Walden Avenue
                                           Buffalo, New York 14225
                                           Attention: President

                    Shareholder:           Inter Scan Holding Ltd.
                                           Schifflande 5
                                           CH-8001 Zurich
                                           Switzerland
                                           Attention: President

     Section 14. This instrument, and the documents referred to here, including the Stock Purchase Agreement, contain the entire agreement between the Company and Shareholder with respect to the transactions contemplated herein. Neither party shall be bound by, or shall be deemed to have made, any representations and/or warranties, except those contained in this instrument or in such documents to which such party is also a party.

     Section 15. If any provision of this Agreement is held by a court of competent jurisdiction for any reason to be unenforceable, the remainder of this Agreement shall, nevertheless, remain in full force and effect in such jurisdiction.

     Section 16. This Agreement or any provisions hereof cannot be changed, terminated or waived orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Section 17. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware. The Company and Shareholder shall attempt to resolve between them any dispute which arises under this Agreement. If they cannot agree within ten (10) calendar days after either party submits a demand for arbitration to the other party, then the issue shall be submitted to binding arbitration with each party having the right to appoint one (1) arbitrator and those two (2) arbitrators mutually selecting a third arbitrator. The rules of the American Arbitration Association for the arbitration of commercial disputes shall apply and the decision of two (2) of the three (3) arbitrators shall be final and binding. The arbitration shall take place in New York, New York. The arbitrators shall apply Delaware law, but shall not be allowed to award punitive damages.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                                          AMERICAN PRECISION INDUSTRIES INC.

                                          By:   /s/  KURT WIEDENHAUPT
                                            ------------------------------------
                                                Kurt Wiedenhaupt, President
                                                and Chief Executive Officer

                                          INTER SCAN HOLDING LTD.

                                          By:   /s/  HOLGER B. HJELM
                                            ------------------------------------
                                                      HOLGER B. HJELM

                                          By:   /s/  MAX E. HUBER
                                            ------------------------------------
                                                        MAX E. HUBER




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